As filed July 20, 1999                                        File No. 333-78659

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 1

                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)




    ARIZONA                           5010                        86-0879572
(State or other               (Primary Standard               (I.R.S. Employer
  jurisdiction            Industrial Classification          Identification No.)
of incorporation                 Code Number)
or organization)

             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260
                                 (602) 951-8040
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             MIKE STUART, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                           8135 EAST BUTHERUS, SUITE 3
                            SCOTTSDALE, ARIZONA 85260
                                 (602) 951-8040
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                             Fay M. Matsukage, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                                 (303) 777-3737
                               (303) 777-3823 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box.                                                      [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                           [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      [ ]




                                          CALCULATION OF REGISTRATION FEE

------------------------- ----------------------        ----------------------- ---------------------- ----------------------
                                                                                       PROPOSED
 TITLE OF EACH CLASS OF                                        PROPOSED                MAXIMUM
    SECURITIES TO BE           AMOUNT TO BE                MAXIMUM  OFFERING      AGGREGATE OFFERING          AMOUNT OF
       REGISTERED               REGISTERED                  PRICE PER UNIT              PRICE             REGISTRATION FEE
------------------------- ----------------------        ----------------------- ---------------------- ----------------------
Common stock issuable      100,000 shares (1)<F1>               $0.50                  $50,000                $13.90
upon exercise of warrant
------------------------- ----------------------        ----------------------- ---------------------- ----------------------
Common stock issuable      _____ shares (1)<F1>(2)<F2>        $_____ (1)              $723,077                $201.02
upon conversion of
Series B Preferred Stock
------------------------- ----------------------        ----------------------- ---------------------- ----------------------
Total                                                                                 $773,077                $214.92
------------------------- ----------------------        ----------------------- ---------------------- ----------------------




<F1>
(1) An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the warrant and Series B Preferred Stock definition, in the event provisions against dilution become operative.
<F2>
(2) Each share of Series B Preferred Stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $10 = # of shares of
         65% of average closing bid price         common stock

         There are 47,000 shares of Series B Preferred Stock issued and outstanding. Because common shares issued upon conversion are being issued at a discount from the market price, $723,077 of common stock, as valued at the time of issuance, will be issued upon conversion of $470,000 of preferred stock. Accordingly, the aggregate offering price of the common shares being registered herein is $723,077.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                   Subject to Completion, dated July 20, 1999


                            AUTOTRADECENTER.COM INC.

                             SHARES OF COMMON STOCK




         Holders of the Series B Preferred Stock are entitled to convert these shares into common stock. This prospectus covers the resale of these shares of common stock. As many as 1,146,341 shares of common stock may be issued upon conversion of the Series B Preferred Stock. The selling stockholders may sell the common stock at any time at any price. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering. In addition, we are registering 100,000 shares of common stock issuable upon exercise of a warrant granted to Anthony Advisors.


         Our common stock is traded on the local over-the-counter markets and the NASD Bulletin Board under the symbol "AUTC." On July 8, 1999, the NASD temporarily assigned the trading symbol AUTCE, indicating our non-compliance with the OTC Bulletin Board Eligibility Rule. On July 15, 1999, the closing price for our common stock was $1.94 per share.

                                   ----------

 WE DO NOT RECEIVE ANY FEES OR REVENUE FROM OUR WEB SITE WWW.AUTOTRADECENTER.COM

                                   ----------


         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 FOR A MORE DETAILED EXPLANATION OF THESE RISKS.


                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------


         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



               This date of this Prospectus is _____________, 1999

                                TABLE OF CONTENTS

                                                                          PAGE


PROSPECTUS SUMMARY...........................................................3
RISK FACTORS.................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................7
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................7
SELECTED FINANCIAL DATA......................................................8
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...................................................9
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE...................................................12
BUSINESS....................................................................13
MANAGEMENT..................................................................18
SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT...............21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................23
SELLING STOCKHOLDERS........................................................26
DESCRIPTION OF SECURITIES...................................................27
PLAN OF DISTRIBUTION........................................................28
SHARES ELIGIBLE FOR FUTURE SALE.............................................29
LEGAL PROCEEDINGS...........................................................29
EXPERTS.....................................................................30
AVAILABLE INFORMATION.......................................................30
REPORTS TO STOCKHOLDERS.....................................................30
FINANCIAL STATEMENTS........................................................F-1

                               PROSPECTUS SUMMARY


         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.




THE COMPANY


         UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "OUR," "US," AND "THE COMPANY" REFERS TO AUTOTRADECENTER.COM INC.


         We are engaged in the wholesale used car business, selling and buying used vehicles to and from independent and franchised automobile dealers. "Dealers" refers to persons or entities that sell and buy automobiles as a business. AutoTradeCenter.com was incorporated in Arizona on July 10, 1997 and commenced operations on September 22, 1997 at its office and warehouse facility in Scottsdale, Arizona. We opened an office and warehouse facility in Albuquerque, New Mexico, on June 1, 1998, which is operated by our wholly owned subsidiary, Auto Network Group of New Mexico, Inc.


         We enhance our services by offering alternative finance programs for dealers who purchase used cars from us. These programs are marketed and administered by Pinnacle Dealer Services, Inc., a wholly owned Arizona corporation that we acquired on August 20, 1998.


         In February 1999, we launched an Internet site to facilitate the buying and selling of used vehicles at wholesale between automobile dealers. To gain access to the full features of the Internet site, automobile dealers must first register as members. We do not receive any fees or revenues from this website at present. To encourage use of this site, we are offering 12 months of membership free if businesses register by September 1, 1999. After September 1, 1999, we plan to charge a membership fee. The business activities related to the development, management and administration of the Internet site are being conducted through BusinessTradeCenter.com Inc., a majority owned subsidiary. We make our entire inventory available on the site. The Internet site allows all members, including our company, to transact the business of buying and selling used automobiles over the Internet.


         On March 31, 1999, we acquired Walden Remarketing Services, which assists the financing subsidiaries of various car manufacturers in the disposition of their fleet and consumer lease vehicles. Currently, most of the activities of Walden Remarketing are limited to promoting the sale of these vehicles at various auctions throughout the United States. Walden Remarketing charges fees for the services it performs.


         Our offices are located at 8135 East Butherus, Suite 3, Scottsdale, Arizona 85260, and our telephone number is (602) 951-8040.


THE OFFERING


Securities offered......................  Up to 1,146,341 shares of common stock issuable upon conversion of Series B
                                          Preferred Stock

                                          Up to 100,000 shares of common stock
                                          issuable upon exercise of warrants


Securities outstanding..................  20,485,084 shares of common stock
                                          47,000 shares of Series B Preferred
                                          Stock


         We will not receive any of the proceeds from the resale of these securities.

SUMMARY FINANCIAL INFORMATION


         The following summary financial data is based upon our consolidated financial statements included elsewhere in this prospectus. We have prepared our consolidated financial statement in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our consolidated financial statements.



BALANCE SHEET DATA:
                                                            MARCH 31, 1999            MARCH 31, 1998

Current assets...................................           $   10,678,225             $   3,893,221
Total assets.....................................           $   12,997,692             $   3,961,845
Current liabilities..............................           $    8,190,443             $   2,687,512
Long-term liabilities............................           $    1,975,623             $     534,465
Stockholders' equity.............................           $    2,831,626             $     739,868
Working capital..................................           $    2,487,782             $   1,205,709


INCOME STATEMENT DATA:                                                                 JULY 10, 1997
                                                              YEAR ENDED                (INCEPTION)
                                                            MARCH 31, 1999                THROUGH
                                                                                      MARCH 31, 1998

Net sales........................................           $   97,665,410             $  31,581,117
Income from operations...........................           $      517,913             $     117,750
Net income before taxes..........................           $      171,820             $      15,899
Net income.......................................           $      115,241             $      12,384
Earnings per share...............................           $         0.01             $        0.00




                                  RISK FACTORS


         The securities offered under this prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before purchasing any of our securities.



         AS A NEWLY FORMED ENTITY WE MAY NOT CONTINUE TO BE PROFITABLE. We incorporated on July 10, 1997 and have been in operation only since September 22, 1997. While we were able to generate net income of $12,384 for the period ended March 31, 1998, and $115,241 for the year ended March 31, 1999, we cannot assure you that we will continue to be profitable. We are continuing to expand our operations that require us to hire personnel and incur expenses prior to realizing the anticipated revenue associated with this expansion effort. Therefore, you should consider the purchase of our securities as being risky since we may be subject to unusually high legal and accounting costs, marketing program development costs, automated systems development, losses related to abandoned projects, and other similar costs and expenses commonly encountered by new ventures.



         AS A NEWLY FORMED ENTITY, ONLY LIMITED INFORMATION IS AVAILABLE. Since we were only recently formed, we can provide only a limited amount of historical information and financial data about our operations upon which you can make an informed judgment as to our future prospects.



         ASSETS PLEDGED AS COLLATERAL MAY AFFECT LEVEL OF WORKING CAPITAL. Our line of credit from Norwest Business Credit, Inc. in the amount of $3,000,000 is secured by all of our inventory, accounts receivable, equipment, and general tangibles. If we should fail to generate sufficient cash flow to service the bank debt, foreclosure on the pledged assets would reduce the amount of working capital required to sustain the current level of sales.

         WE HAVE ENGAGED IN TRANSACTIONS WITH RELATED PARTIES THAT WERE NOT AT ARMS-LENGTH. The acquisition of Pinnacle Dealer Services, Inc.; loans from our principal shareholders, officers, and directors; and the issuance of stock options to principal shareholders, officers and directors who have personally guaranteed company obligations were not arm's-length transactions. While management believes that the terms of such transactions were fair and in our best interests, they were not approved by our shareholders or disinterested directors and no fairness opinions were obtained. Further, we engage in wholesale used car transactions with affiliated entities from time to time on the same terms as with other automobile dealers. It is likely that officers, directors, and principal shareholders will continue to provide financial assistance in the future. The risk associated with any of these related party transactions is that our company may have been able to consummate these transactions under more favorable terms and conditions. If that were proven true, our historical and future financial statements would show more favorable results, increasing shareholder value.



         DEPENDENCE ON EXPERIENCED MANAGEMENT MAY LIMIT OUR SUCCESS. Our success will largely depend upon the active participation of our management. We do not have employment agreements with our management or key-man insurance. The time which the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would have to obtain other executive personnel to manage and operate our company. In such event, there is no assurance that we would be able to employ qualified persons on favorable terms.



         RELIANCE ON KEY PERSONNEL FOR REVENUE GENERATION. We utilize brokers as our sales force in the purchase and sale of used vehicles. A significant portion of our revenue is currently generated by a few of these brokers. Consequently, the loss of the services of one or more of these high volume sales producers would have a negative impact upon our financial performance.



         OUR BUSINESS FACES SIGNIFICANT COMPETITION. We compete with other independent wholesale brokers and auto auctions. In addition to independent wholesale brokers and auto auctions, we may face competition, unknown to us today, from the auto industry. If we are unable to compete, either on the basis of services or price, we may be forced to abandon the execution of our current business plan. If that were to happen, there may be a significant delay in the anticipated revenues, and further, we may not have sufficient working capital and equity to sustain losses that may occur.



         LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR INVESTMENT LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in the common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.



         OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES COULD RESULT IN POTENTIAL DILUTION AND IMPAIR MARKET PRICE. As of July 16, 1999, we had outstanding options and warrants to acquire an aggregate of 4,901,161 shares of common stock, a promissory note which can be converted into 3,000,000 shares of common stock and shares of Series B Preferred Stock which are convertible into a maximum of 1,146,341 shares of common stock. To the extent that the outstanding options, warrants, and convertible securities are exercised or converted, existing shareholders will experience dilution in their percentage ownership. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of the common stock. The additional shares of common stock available for sale in the market may have a negative impact on the price and liquidity of the common stock that is currently outstanding.



         AUTHORIZATION OF PREFERRED STOCK COULD RESULT IN POTENTIAL DILUTION. We are authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by our board of directors from time to time. These preferences could operate to the detriment of the rights of the holders of our common stock. For example, preferred stock having a dividend preference could impair our ability to pay dividends on the common stock. Preferred stock having a right to convert into common stock could result in dilution to common stockholder. As of July 16, 1999, 47,000 shares of Series B Preferred Stock were issued and outstanding.

         OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES MAY HAVE AN ADVERSE IMPACT ON ADDITIONAL FINANCING. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of its stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities. This may cause a potential investor to reduce or refuse to provide us with additional financing. This may occur at a time when additional financing may be necessary to sustain current or increased levels of operations.



         SIGNIFICANT INDEBTEDNESS MAY DISRUPT NORMAL OPERATIONS. At March 31, 1999, we had liabilities of $10,166,066 as compared to stockholders' equity of $2,831,626. The high level of debt increases our vulnerability if there is a negative economic or industry downturn. Also, if interest rates increase, we may not be able to service the high level of debt. This would require us to decrease the amount of debt, thus reducing the amount of working capital required to sustain the current level of sales.



         "PENNY STOCK" RULES MAY LIMIT THE MARKETABILITY OF OUR STOCK. Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete required documentation, make suitability inquiries of investors, and provide investors with specific disclosures concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the common stock and may affect the secondary market for the common stock.



         WHOLESALE CAR BUSINESS SUBJECT TO RISKS. The wholesale used car business requires significant reliance upon the judgement of brokers who act as agents for us. Lack of good judgement or dishonesty on behalf of a broker can expose our company to significant losses. Additionally, as part of its regular business, we continually are required to make credit decisions on automobile dealers and other wholesalers for which there is extremely limited verifiable financial data. Often we are forced to consider merely the recent "street reputation" of a dealer when extending credit through the sale of a car.



         OPERATING A WEB SITE ON THE INTERNET AND CONDUCTING BUSINESS ON THE INTERNET SUBJECT TO RISKS. As a new and expanding business medium, the Internet contains many unknown risks to our business model. It is possible that our Internet business model will not prove to be economically viable. This event would cause a significant financial loss to our company and the funds invested in developing the Internet site and detrimentally impact our long-term business plan.



         BUSINESS ON THE INTERNET COULD BE SUBJECT TO MORE GOVERNMENT REGULATION. It is possible that the US government could impose significant regulations on business conducted over the Internet. Such regulation could have a significant and detrimental impact on our Internet business.



         ADDITIONAL FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN AND ACHIEVE GROWTH PROJECTIONS. We continue to make a growing and significant monetary investment in our Internet presence. Competition on the Internet continues to increase and many potential competitors enjoy significantly better financial strength than our company. If we are unable to obtain additional funding, we may be unable to effectively execute our business plan and possibly suffer a significant financial loss.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS



         Some of the statements in this prospectus are not historical facts but are forward-looking statements. These forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect,""intend," "may," "plans," "project," and similar expressions. These statements involve risks and uncertainties including, but not limited to, those relating to the stage in which we are operating; the lack of revenues; Year 2000 compliance; uncertainty of market acceptance of our services once introduced; competition; effects of government regulation on our services; dependence on key personnel; and market for our shares as well as other factors detailed in "Risk Factors" above and elsewhere in this prospectus and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         Our common stock has been traded over-the-counter since January 29, 1998 on the OTC Bulletin Board. The following table sets forth the range of high and low bid quotations for each fiscal quarter since the stock began trading. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.


         FISCAL QUARTER ENDING                      HIGH BID       LOW BID


         March 31, 1998                           $     1.1250  $     0.0250
         June 30, 1998                            $     1.1250  $     0.7500
         September 30, 1998                       $     1.0625  $     0.1875
         December 31, 1998                        $     1.6875  $     0.5000
         March 31, 1999                           $     7.7500  $     1.5625
         June 30, 1999                            $     3.7500  $     1.8750




         On July 15, 1999, the closing price for the common stock was $1.94.



         The number of record holders of common stock as of July 15, 1999 was 62 according to our transfer agent.



         Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. Prior to the sale of a penny stock recommended by the broker-dealer to a new customer who is not an accredited investor, the broker-dealer must approve the customer's account for transactions in penny stocks in accordance with procedures set forth in the SEC's rules. The broker-dealer must obtain information about the customer's financial situation, investment experience, and investment objectives. Using this information, the broker-dealer must be able to determine that transactions in penny stocks are suitable for this customer and that the customer has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker-dealer must furnish the customer with a written statement setting forth the basis for the broker's determination of suitability. The customer must sign, date, and return the statement to the broker-dealer. In addition, the broker-dealer must obtain a written agreement from the customer to purchase the penny stock that sets forth the identity of the stock and number of shares to be purchased. A separate agreement must be obtained for each penny stock purchased by the customer until he or she becomes an "established customer."



         Holders of shares of common stock are entitled to dividends when, and if, declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any cash dividends on our common stock and intend to retain future earnings, if any, to finance the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and our financial condition.

                             SELECTED FINANCIAL DATA

         The balance sheet and income statement data shown below were derived from our audited financial statements. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our financial statements and notes thereto, included elsewhere in this prospectus.



BALANCE SHEET DATA:
                                                            MARCH 31, 1999            MARCH 31, 1998


Current assets...................................           $   10,678,225             $   3,893,221
Total assets.....................................           $   12,997,692             $   3,961,845
Current liabilities..............................           $    8,190,443             $   2,687,512
Long-term liabilities............................           $    1,975,623             $     534,465
Stockholders' equity.............................           $    2,831,626             $     739,868
Working capital..................................           $    2,487,782             $   1,205,709


INCOME STATEMENT DATA:                                                                 JULY 10, 1997
                                                              YEAR ENDED                (INCEPTION)
                                                            MARCH 31, 1999                THROUGH
                                                                                      MARCH 31, 1998

Net sales........................................           $   97,665,410             $  31,581,117
Income from operations...........................           $      517,913             $     117,750
Net income before taxes..........................           $      171,820             $      15,899
Net income.......................................           $      115,241             $      12,384
Earnings per share...............................           $         0.01             $        0.00


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


         The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are from September 22, 1997, commencement of operations, through March 31, 1998 and the year ended March 31, 1999. The financial impact related to the activities of Walden Remarketing Services, Inc., which was acquired on March 31, 1999, is not included in the following discussion and analysis.


GENERAL


         The following presentation sets forth Management's Discussion and Analysis of Financial Condition and Results of Operations from September 22, 1997, commencement of operations, through March 31, 1998, and the year ended March 31, 1999. The presentation includes a discussion of us with our wholly owned subsidiaries, Auto Network Group of New Mexico, Inc., Pinnacle Dealer Services, Inc., and BusinessTradeCenter.com Inc.



         Consequently, and in order to present an adequate analysis of our financial trends, the following discussion also includes Management's Discussion and Analysis of Financial Condition and Results of Operations for the six month periods ending March 31, 1998 and March 31, 1999.


OVERVIEW


         We began operations on September 22, 1997 and completed our first fiscal year on March 31, 1998. During this period of time the founders were involved in the normal activities associated with any start up venture. Management focused its activities on hiring and training personnel, developing accounting and management systems and controls, and expanding our operations into different markets. On June 1, 1998, we opened the office and warehouse facility in Albuquerque, New Mexico. Pinnacle Dealer Services, Inc. was acquired in August 1998. Pinnacle Dealer Services, Inc. provides to our dealer network, through third party financing arrangements, financing for the purchase of vehicles that are purchased by dealers from us. Making financing available to dealers has the effect of increasing sales and cash flow without exposing us to any financing risks. These dealers, who are independent of our company, are obligated to the third party for any financing extended to them. The third party has the risk of making the loans.


RESULTS OF OPERATIONS


         For the year ended March 31, 1999, we reported consolidated sales of $97,665,410, as compared to sales of $31,581,117 for the period ended March 31, 1998, that covered approximately six months of operations. Sales for the six months ended March 31, 1999 were $53,918,939. The relative increase in the volume of sales is primarily due to the addition of brokers, who buy and sell vehicles on our behalf, during the balance of the calendar year 1998 and the opening of the Albuquerque office on June 1, 1998. Sales for the Albuquerque office for the ten months ending March 31, 1999 were $18,088,597.



         We realized a gross profit margin of 4.1% for the period ended March 31, 1998, 4.4% for the year ended March 31, 1999 and 4.6% for the six months ended March 31, 1999. Management does not anticipate that this gross margin will change significantly in the near term.



         Total operating expenses were $1,183,120 for the period ending March 31, 1998, and $3,735,578 for the year ended March 31, 1999, and $2,217,163 for the six months ended March 31, 1999, resulting in income from operations of $117,750 and $517,913, and $244,666, respectively. The factors that contributed to the increase in the operating expenses were hiring of additional personnel, accounting costs associated with our audited financial statements, legal costs, and depreciation and amortization expense related to additional property and equipment, and goodwill. Despite the actual dollar increases for the periods ended March 31, 1999 as compared to the period ended March 31, 1998, these expenses, expressed as a percent of sales, remained relatively consistent at 3.7% of sales for the period ended March 31, 1998, 3.8% for the year ended March 31, 1999, and 4.1% for the six months ended March 31, 1999.

         Income from operations was $117,750 for the period ended March 31, 1998, $517,913 for the year ended March 31, 1999, and $244,666 for the six months ended March 31, 1999; net income for these three periods was $12,384, $115,241 and $38,915, respectively.



         Interest expense was $114,404 for the period ending March 31, 1998, $416,779 for the year ended March 31, 1999, and $263,551 for the six months ended March 31, 1999.



         Pinnacle Dealer Services has not contributed any significant direct operating activity since its inception. However, as of July 16, 1999, it had originated $780,000 of financing for dealers who had purchased cars from us.


ANTICIPATED TRENDS


         Management anticipates that sales will increase in the current fiscal year ending March 2000 based upon the following:



         o      Proposed expansion into three to five additional markets;
         o      The initiation of marketing programs designed to increase sales;
         o      The acquisition of Walden Remarketing; and
         o Our initiative into the use of the Internet through BusinessTradeCenter.



         We believe these activities may provide opportunities for national and international relationships that may increase used car availability and re-distribution.



         While management anticipates a growth in sales in the current fiscal year, our ability to grow depends upon our ability to raise the additional capital and debt financing required to fund such growth. We cannot assure you that we will be able to raise the additional capital or debt financing. If we cannot raise these additional funds, sales and the anticipated resulting net income will not increase over historical levels.


FLUCTUATIONS IN OPERATING RESULTS


         We have had limited experience to determine if our operations will be subjected to major fluctuations or trends. Historically, the used car market has remained relatively stable as an industry. Industry projections over the next few years indicates there will be an upward trend in used car sales; however, there can be no assurance that our sales will parallel industry projections or that industry projections will materialize.


FINANCIAL CONDITION


         Total assets increased from $3,961,845 at March 31, 1998, to a consolidated total of $12,997,692 at March 31, 1999. The total assets at March 31, 1999 that were attributable to the operations of all subsidiaries were $1,745,881. Total assets for our company at March 31, 1999, without our subsidiaries, increased from $3,961,845 at March 31, 1998 to $11,251,811 at March 31, 1999, reflecting the growth we have experienced through the deployment of the capital and debt raised from outside investors.



         Total liabilities increased from $3,221,977 at March 31, 1998 to a consolidated total of $10,166,066 at March 31, 1999. The increase attributable to all subsidiaries was $1,672,628 with the remaining balance of the increase due to short-term debt financing.



         Stockholders' equity increased from $739,868 at March 31, 1998 to a consolidated balance of $2,831,626 at March 31, 1999. We attribute the increase to earnings of $115,241 generated during the year ended March 31, 1999, $372,037 of net proceeds from the sale of preferred stock, and $1,604,480 attributable to the acquisition of businesses, which consisted primarily of goodwill.

LIQUIDITY AND CAPITAL RESOURCES


         We used $3,695,046 of cash to support our operating activities for the year ended March 31, 1999, as compared to $1,881,132 for the period ended March 31, 1998. Our investing activities for the year ended March 31, 1999 and the period ended March 31, 1998 required a use of cash of $182,185 and $59,353, respectively. We supported these cash needs by receiving cash proceeds from net borrowings and proceeds from sale of stock of $4,174,983 for the year ended March 31, 1999, and $1,940,485 for the period ended March 31, 1998.



         The model for expansion into other markets and the opening of other facilities requires the independent wholesale broker in the new location to subordinate debt to the funds infused into the operations by us. This provides the new location with additional working capital to expand sales volume. We estimate that the additional debt infusion under this arrangement will be $300,000 to $500,000 for each new location. Each market needs these funds for working capital in the purchase of vehicles and a build up of accounts receivable.



         Effective September 1, 1998, Pinnacle Dealer Services initiated a financing program for dealers who purchase vehicles from us. We intend to improve our cash flows through utilization of this financing program.



         In addition, on March 26, 1999, we obtained a $3,000,000 revolving line of credit with Norwest Business Credit, Inc. that will provide sufficient short-term liquidity and capital to implement our business plan, including providing for the expansion into other markets. The note bears interest at 1.5% over prime and is due on March 31, 2000. We must renegotiate or replace this credit facility within the year.



         All of our long-term debt, in the amount of $1,968,623 at March 31, 1999, matures during the year ending March 31, 2001. To address our long-term liquidity needs, we must obtain additional equity financing and/or additional credit facilities that are greater than one year in duration.



         BusinessTradeCenter only recently commenced operations. It is too early to discuss how it will impact us. However, inquiries, correspondence and dealer registration to be included in the activities created by this Internet site have exceeded management estimates and expectations since its introduction on February 1, 1999. Sales through our Internet site currently account for less than 10% of our revenues. We cannot assure you that BusinessTradeCenter will be profitable.



         We acquired the Walden Remarketing subsidiary on March 31, 1999. Therefore, we cannot yet predict its impact on our operations. Walden Remarketing has previously maintained profitable operations and we have no reason to believe that positive performance will not be achieved in the future. However, we cannot assure you that Walden Remarketing will be profitable.



YEAR 2000 ISSUES



         We have segregated our discussions of Year 2000 issues into the following categories:



         o OUR STATE OF READINESS. We have identified and addressed all year 2000 issues that we believe will have an impact upon our business. All information technology systems that we use directly in our operations are represented by the manufacturers to be Year 2000 compatible. With respect to non-technical Year 2000 issues, we do not rely upon machinery or equipment that may contain embedded technology, such as microcontrollers, other than in the used vehicles we purchase and sell, mechanical heating and air conditioning equipment relating to our office and warehouse facilities, and our telephone answering system. We have prepared our remediation plan addressing these potential issues. We depend upon third parties' technology, such as banks, the Federal Reserve System, and the Internet for the conduct of our business. We have received assurances from these third parties that they are on schedule to meet their Year 2000 readiness.



         o THE COST TO ADDRESS OUR YEAR 2000 ISSUEs. We have modified some of our information technology and software at an estimated cost of less than $10,000.

         o THE RISKS OF OUR YEAR 2000 ISSUEs. Our most reasonable likely worst case Year 2000 scenario involves a breakdown in the communication systems in telephone equipment and in accessing the Internet. While we believe this risk in minimal, if it should occur, our anticipated business plan and the use of the Internet beginning January 1, 2000 would be impaired.



         o OUR CONTINGENCY PLANs. We have developed various contingency plans addressing numerous potential risks, including those we have classified as "inconveniences." Baring a major catastrophic breakdown in operations and systems out of our control, such as a complete collapse of the banking and communications systems in the world, we are prepared to make the necessary adjustments without a significant loss.



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


         In the fall of 1998, Price Kong & Company, P.A., which had audited our financial statements for the period ended March 31, 1998, notified our management that it would no longer perform auditing services for companies that would be filing reports with the SEC. The report of Price Kong & Company, P.A. on the March 1998 Financial Statements did not contain an adverse opinion or a disclaimer of an opinion. That report was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Price Kong & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the term of their engagement by us. No reportable events occurred during the term of the engagement. Even though Price Kong & Company no longer provides auditing services for us, they did consent to the use of their report in this filing.



         In January 1999, we engaged Neff & Ricci, LLP to audit our financial statements for the fiscal year ended March 31, 1999. The decision to engage Neff & Ricci, LLP was approved by our board of directors. Prior to the engagement of Neff & Ricci, LLP, we did not consult this firm.

                                    BUSINESS


         We are engaged in the wholesale used car business. The wholesale used car business involves the buying of a used vehicle from a licensed automobile dealer and selling that vehicle to another licensed automobile dealer. Automobile dealers are licensed through the laws of each state where they conduct business and include the following types of entities:



         o   Franchised dealers
         o   Independent dealers
         o   Finance companies
         o   Lease companies
         o   Car rental companies



         The distribution process of used automobiles takes place on local and national levels as car demand and supply fluctuates within and between local and national markets. Currently, the auto auctions located primarily in major urban areas across the country fill this re-distribution process. We, and other wholesale companies similar to us, satisfy only a small portion of the used car re-distribution process. The typical profile of other wholesale companies, commonly referred to as independent wholesale brokers, are either individuals or small groups of up to five individuals that buy and sell automobiles as described above. We compete with both the auto auctions and the independent wholesale brokers and will differentiate our method of doing business as compared to our competition under the "Competition" heading included later in this section.



         We contract with salesmen, referred to as brokers, to buy and sell used vehicles. Each broker enters into a contract with us that authorizes the broker to act as our agent in the buying and selling of used vehicles under our company name. We use corporate funds to purchase the vehicle and in turn all monies received upon the sale of the used vehicle are deposited into the corporate bank account. Even though the broker has the authority to buy used vehicles, we contractually limit the amount of inventory that each broker can have on hand or un-sold at any given point in time. Each broker has the responsibility to sell the used cars he or she has purchased. The average length of time a used vehicle is in our inventory is 15 days. The broker is compensated under one of the two general compensation methods that we offer. The first plan involves a flat fee, referred to in the business as a "pack," that is added to the price of each used vehicle purchased. Pursuant to this plan, the broker retains the net benefit of all gains and losses resulting from the difference between the price received upon the vehicle sale and the amount of that vehicles purchase price, including the pack. The second compensation plan involves our company sharing any gain and loss with the broker. Pursuant to this plan, there is no pack. Currently, the first compensation plan is the method predominately used.



         In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. The general public can only access the "guest" section when they originally connect to the web site. The full functionality features of our Internet site are restricted to members. To become a member, a licensed dealer must complete an application and provide to us a copy of their dealer license as proof of their dealership status. The Internet site allows all members, including our company, to transact the business of buying and selling used automobiles over the Internet.



         We believe that as the membership to our Internet site grows and the listing of inventory of used vehicles for sale increases, our emphasis in the way we conduct our wholesale business will transition from the current process, previously described, to that commonly referred to today as e-commerce. Specifically, that means we will increasingly depend upon the Internet site WWW.AUTOTRADECENTER.COM for the conduct of our business of buying and selling used vehicles to automobile dealers on a wholesale basis.



         For the remainder of the current fiscal year, we intend to open office and warehouse facilities in three to five additional markets if we can raise the necessary funds to do so. As stated previously, $300,000 to $500,000 is needed for each new location. We also intend to continue the development of our Internet site. Lastly, we must renegotiate or replace the $3,000,000 revolving line of credit with Norwest Business Credit, Inc.
by the end of March 2000.

CORPORATE BACKGROUND


         We were organized as an Arizona corporation on July 10, 1997 under the name Auto Network USA, Inc., and commenced operations on September 22, 1997, at our facility in Scottsdale, Arizona. We changed our name to AutoTradeCenter.com in April 1999 to more properly reflect our current Internet presence and our future direction of providing business-to-business automotive redistribution services over the Internet. From inception until February 1998, we had approximately 12 brokers and we operated on a break-even basis. During the months of February 1998 through March 1999, we added 14 brokers and secured additional funding. As a result of these additional brokers and additional funding, our operating margin increased, thereby resulting in profitable operations.



         In December 1997, we sold 1,002,500 shares of common stock for gross proceeds of $25,062.50 in a private placement. In February 1998, we sold 6,750 shares of Series A Preferred Stock for $675,000 in a private placement.



         Auto Network Group of New Mexico, Inc., a wholly owned subsidiary, was incorporated on May 18, 1998, and commenced operations on June 1, 1998. In order to achieve the sales volume necessary to economically operate an office and warehouse facility in each targeted market area we need to staff that facility with a minimum of four brokers plus two administrative personnel, one of which must have a bookkeeping background. Upon the opening of our Auto Network Group of New Mexico office and warehouse facility, we were able to attract the necessary brokers and administrative personnel by issuing common stock and stock options in our company. We will utilize this same process or methodology in opening other targeted markets, which is part of our business plan and corporate strategy. Auto Network Group of New Mexico operates its business the same as its parent, AutoTradeCenter.com, as will future facilities that operate pursuant to the Auto Network Group of New Mexico model.



         On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an affiliated Arizona corporation. Pinnacle Dealer Services promotes and administers alternative financing programs for dealers who purchase used cars from us.



         From November 1998 to December 1998, we sold 47,000 shares of Series B Preferred Stock for gross proceeds of $470,000 in a private placement.



         On January 7, 1999, we incorporated BusinessTradeCenter.com Inc. in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BusinessTradeCenter.com has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site.



         On March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing to the shareholders of Walden Remarketing 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. Walden Remarketing assists manufacturers in the disposition of their fleet and consumer lease vehicles.


CUSTOMERS


         We sell automobiles on a wholesale basis to franchise and independent used car dealers throughout North America. There were over 80,000 registered and licensed car dealers in the United States as of December 31, 1998. As of July 16, 1999, we had consummated at least one transaction with over 700 of these licensed dealers. The past several years has brought about a much-publicized attempt by various entities to consolidate the retail car market. These efforts have primarily been directed at the franchised dealers. To date there has not been sufficient experience to determine if such consolidation will have a negative or positive impact on our long-term customer base and growth plans. At present, management believes that its base of existing customers and potential customers is sufficiently large that any impact due to the consolidation of the franchised dealers will be minimal.

INTERNET SITE - BUSINESSTRADECENTER.COM


         On February 1, 1999, we introduced an Internet site AutoTradeCenter.com. Our subsidiary, BusinessTradeCenter.com, controls the legal rights to the Internet domain name, technology, systems, and programming involved in operating this site. Only automobile dealers, leasing companies, banks, and fleet or rental companies can use this site to obtain information on used vehicles. These businesses must first register to become members. To encourage use of this site, we are offering 12 months of membership free if businesses register by September 1, 1999. After September 1, 1999, we plan to charge a membership fee. The pricing of the membership fee cannot be established at this time; however, we plan to set the fee to reflect the value of the service, taking into consideration any competing pricing structure. As of July 16, 1999, over 400 businesses had registered as members.



         Our entire inventory is listed on the Internet site. While we currently sell less than 10% of our vehicles as a direct response from our Internet site, we expect this to increase, as more dealers become knowledgeable and comfortable in the capabilities of our Internet site. We expect that over time, most of our business will be conducted through the Internet site.



         The web site offers the following services and features to our company and other members:



         o INVENTORY FOR SALE - A dealer may post its inventory for sale. The listing includes a complete description of the vehicle, a condition report, mileage, and the wholesale price. In addition, up to six pictures per vehicle may be uploaded to the site for viewing.


         o INTRA-NET CAPABILITY - We assign each member a unique user number and password. If a member dealer is associated or affiliated with other members, our system has the capability of restricting the viewing of any inventory listed to the affiliated group. This feature provides an affiliated group to share their inventory amongst their group for a period of time, specified for each vehicle listed, before that vehicle is made available for sale to any other member.


         o BATCH UPLOADING - Our system allows for a vehicle to be input into the system one at a time or by batches.


         o SEARCH CAPABILITIES - A search, utilizing any data field such as make, model, year, or location, can be made of all vehicles listed in the inventory database.


         o WISH LIST - If a dealer is seeking to purchase a vehicle that is not in the inventory database, he may enter the details of the desired vehicle on the wish list. Other members may have knowledge as to where that desired vehicle could be located.


         o ON-LINE AUCTION - When a dealer does not sell a listed vehicle at the wholesale price listed, he may choose to put the vehicle up for auction. Our on-line auction can be conducted for up to 72 hours for each vehicle. The listing dealer may accept or reject any bids.


         o TRANSACTING BUSINESS - Names, addresses and telephone numbers are listed for each dealer. If a member wishes to purchase a vehicle on the inventory listing, he may do so by contacting the listing dealer.


         o ESCROW SERVICES - Escrow services are available for any dealer who would like to have an independent third party hold the vehicle title and funds until all terms and conditions of the purchase/sale have been met. We are not a party to the escrow services, other than in our capacity as a member.



         No revenue had been generated from any fees on our Internet site as of July 16, 1999. Management believes that as our Internet site grows, other sources of revenues from advertising and other promotional fees will be available to our company.



FINANCE PROGRAMS - PINNACLE DEALER SERVICES



         Pinnacle Dealer Services promotes and administers alternative finance programs for dealers who purchase used cars from us. On August 20, 1998, we, along with Pinnacle Dealer Services, executed an agreement with Auction Finance Group, Inc., a non-affiliated lending company that provides licensed automobile dealers with credit lines, thereby allowing them to purchase vehicles from us. These credit lines are marketed through Pinnacle Dealer Services. In the agreement, we have granted the lending company an exclusive license to provide third party loans and extensions of credit lines to dealers at our facilities. The credit applications provided by the lending company bear the Pinnacle Dealer Services logo. The lending company is to pay us a fee of $15.00 for each vehicle it finances so long as the average purchase price is above $10,000 and the average loan term is six weeks. If these two conditions are not met, the lending company has the right to renegotiate the $15.00 fee. To date, we have met this covenant. The agreement with the lending company is for a term of ten years and automatically renews for successive ten-year periods unless terminated.



         Pinnacle Dealer Services is also currently exploring other alternative finance programs that may be made available to our dealer network for retail customers who purchase used cars from these dealers.


WALDEN REMARKETING


         Walden Remarketing assists the finance subsidiaries of manufacturers, banks or other finance companies in disposing of used vehicles that are being returned upon the expiration of a lease term.



         In the mid 90's, creative lease programs appeared and thousands of off-lease vehicles started to appear at auto auctions. Currently, lessees purchase only 25% of these vehicles at termination of the lease. In addition, dealer purchases of these vehicles have not met industry expectations. Therefore, lessors have not been able to realize sufficient residual prices for these vehicles, resulting in severe losses on lease portfolios. Remarketing programs were developed to address this resale need.



         Currently, most of the activities of Walden Remarketing are limited to promoting the sale of these vehicles at various auctions throughout the United States. Walden Remarketing charges fees for the services it performs.



         Walden Remarketing enjoys working relationships with Honda and Hyundai, and currently has exclusive contractual arrangements with Honda and Hyundai to provide remarketing services. On June 14, 1999, Honda notified Walden Remarketing that it was terminating the existing contract for remarketing services currently provided by Walden Remarketing. Management is currently discussing new service opportunities with Honda, including listing these off-lease vehicles on our Internet site. We do not know at this time whether Honda will contract with Walden Remarketing for this service or any current service offered by Walden Remarketing.



         We believe that the acquisition of Walden Remarketing provides us with the opportunity to gain access to the inventory of used vehicles coming off lease. Potentially, if these vehicles were made available on our Internet site, we may be able to decrease the timeframe for redistributing the used vehicle to a dealer and/or increase the amount the finance company receives for the off-lease used vehicle.


WORKING CAPITAL PRACTICES


         We finance our inventory needs through private sources of capital and proceeds from the sale of used cars. In addition, we have a $3,000,000 line of credit with Norwest Business Credit, Inc.


COMPETITION


         We believe that we have two major sources of competition: independent wholesale brokers and auto auctions.



         INDEPENDENT WHOLESALE BROKERS. Approximately 3% of the vehicles sold by franchised dealers in the United States in 1997 were acquired from independent wholesale brokers and other related type organizations, according to the 1999 USED CAR MARKET REPORT prepared by ADT Automotive Inc. Independent wholesale brokers represent a direct form of competition as they are performing services similar to the services provided by us. Information on wholesale brokers is limited. It is our belief that the vast majority of the wholesale brokers are small organizations of typically 1 to 5 individuals. We are not aware of any one wholesale broker that sells more than 2,000 vehicles annually. Based upon our discussions with numerous individuals and associated groups of independent wholesale brokers, we believe that these groups are generally undercapitalized and have limited external financial resources.

         We believe that we possess many competitive advantages over these smaller wholesale brokers due to our relatively greater financial strength and operational staff. We believe that the auto dealers from whom we purchase vehicles enjoy a greater assurance of timely payment from us as compared to other smaller wholesale brokers because we are publicly held, we have achieved a high reputation for prompt payment for vehicles purchased, and we have significantly more capital than most of the independent wholesale brokers. Dealers with whom we transact business have stated to us that our public presence and our timely payment policies provides them with a greater degree of comfort as compared to the smaller independent wholesale brokers. On a national basis the wholesale brokers represent a very fragmented part of the auto distribution system and these persons are part of the targeted consolidation and growth plan for our company.



         We compete with the independent wholesale brokers on the basis of service. We are not aware of any other independent wholesale brokers that conduct their operations on the Internet.



         AUTO AUCTIONS. Auto auctions as a whole are the most significant competitor to us in the used car distribution system. According to the 1999 USED CAR MARKET REPORT, in 1997 the total number of vehicles sold by auto auctions was in excess of 10 million units, which represented 38% of the total used car sales. From 1982 to 1997, auto auctions' contribution of used cars sold to dealers increased from 6% to 28%.



         Auto auctions originally began as "dealer exchanges" and over time have evolved into the current distribution system of most of the used cars between dealers. There are several nationally recognized companies in the auto auction market. According to the website of Manheim Auctions, Manheim, the largest in the United States, has 64 locations and sold over 5.2 million units in 1997, representing over 50% of all auto auction sales during that period. According to the 1999 USED CAR MARKET REPORT, ADT Automotive, Inc. has 28 locations, and sold
2.1 million cars in 1997, which represented 21% of the auto auction market. In addition to the two organizations mentioned above, there are numerous independent auto auctions located throughout the United States and Canada.



         Generally, an auto auction company holds an auction once a week or at other intervals, allowing the company to accumulate a number of vehicle for sale. During the auctions, persons in attendance make bids on a particular vehicle. The highest bid is generally accepted. If none of the bids meets a certain set minimum to the company, the vehicle may be held over to the following week's auction. The auction then proceeds to the next vehicle.



         We believe that the manner in which auto auctions conduct business is fundamentally flawed in today's environment. Specifically, dealers selling used vehicles through the auto auctions may be delayed in converting their used vehicles into cash for up to 45 days because of the fact that auctions are held only periodically and because bids at the auctions may not be acceptable. Although costs associated with doing business with us may be the same or even slightly higher than that of the auto auctions, management believes that the increased level of service and the speed at which the service is rendered compensates for the higher costs. As explained above, our brokers have the responsibility to sell the used cars he or she has purchased. As opposed to a car receiving a few minutes of attention from dealers at an auto auction, our brokers can give a car hours of focused attention with dealers. We believe that the difference between auto auctions and our business is analogous to a house which is sold by posting a sign in the front yard versus hiring a realtor to advertise and market the house to targeted prospective buyers.



         INTERNET OPERATIONS. Auto auctions have developed or are developing Internet sites that will perform similar services as compared to our Internet site. Therefore, auto auctions will provide significant competition to us. At the present, we know of no other Internet sites directed at the wholesale used car business. There are a number of sites directed at the retail car business.


GOVERNMENT REGULATION


         Compliance with government regulations does not impose a significant impact on the sale of used cars between dealers. Laws between state motor vehicle divisions do vary and we perform what duties we consider are reasonable and appropriate to remain current on any law changes.

EMPLOYEES AND BROKERS


         As of July 16, 1999, we had 21 full-time employees, no part-time employees, and 28 brokers. Employment levels remain relatively high as we anticipate future growth. We depend upon a limited number of key management and technical personnel. Except for management, few of our employees are highly skilled professionals. Our continued success will depend in large part upon our ability to retain and attract managerial personnel with significant experience in the wholesale automobile industry. None of our employees is represented by labor organizations; we have never had a work stoppage or slowdown as a result of labor issues; and we have excellent relations with our employees. Management believes that the adoption of the 1997 Stock Option Plan, along with other company benefits, will enhance employees' interest in remaining with us. In the future, management is planning to add further incentives to attract and retain high quality personnel.


FACILITIES


         We lease administrative and warehouse facilities, comprising a total of 13,500 square feet in Scottsdale, Arizona, from an unrelated third party under an operating lease expiring September 30, 2002. We opened an office and warehouse facility in Albuquerque, New Mexico, on June 1, 1998, and entered into an operating lease for 5,000 square feet with a related party expiring on May 31, 1999. Both of these leases require us to pay all maintenance, insurance, and taxes on the leased property. Walden Remarketing maintains offices in Minneapolis, Minnesota, with a related party pursuant to an informal office-sharing arrangement.




         We believe that the leases are renewable on substantially similar terms. In the event that the leases are not renewed, we believe that leasing any non-customized facility can fill current general office/warehouse needs.



         We believe that our existing facilities are suitable and adequate for our operations and that productive capacity is being utilized.


                                   MANAGEMENT

OFFICERS AND DIRECTORS


         The officers and directors of the company are as follows:


NAME                        AGE         POSITION

Mike Stuart                 51          President and Director

Mark Moldenhauer            46          Vice President, Secretary, and Director

Roger L. Butterwick         52          Treasurer



         Mike Stuart and Mark Moldenhauer may be deemed to be the "promoters" and "parents" of the company within the meaning of the SEC's rules and regulations.



         The term of office of each director of our company ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in our Bylaws or has been fixed by the board of directors. The term of office of each officer of our company ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.



         MIKE STUART has been a director of our company since its inception, and president since November 30, 1997. He has been involved in the automobile sales industry since 1971, first as a salesman with Lou Grubb Chevrolet in Phoenix, Arizona, from 1971 to 1980, and then as a manager and partner with Lou Grubb Mitsubishi from 1981 to 1992. From January 1994 through June 1995, Mr. Stuart was vice-president and general manager of three automotive dealerships comprising nine automobile franchises. In January 1996, Mr. Stuart formed an automotive retail store located in Scottsdale, Arizona specializing in late model sport and luxury used cars. That business was sold in August 1998 and since that time he has devoted all of his time to AutoTradeCenter.com. Mr. Stuart is a past two-term president of the Greater Phoenix New Car Dealers Association and former chairman of the Arizona Automobile Dealers Association's Ethics and Judiciary Committee. He served as the principal instructor for the General Motors Field Management Training Program and is a past director of the national Mitsubishi Dealer 20 group. Mr. Stuart is a full-time employee of our company.



         MARK MOLDENHAUER has been vice president of our company since November 30, 1997, a director since December 15, 1997, and secretary since March 24, 1998. Since 1986, he has been engaged in the business of arranging public and private mergers, acquisitions, and the placement of equity and debt financing through his firm, MRM Consultants. In connection with rendering those consulting services, he has previously served as a director of numerous public and private companies. Mr. Moldenhauer was involved in management consulting services from 1980 to 1985 through Ball Management. From 1978 to 1980, he was a tax specialist for the Adolph Coors Company in Golden, Colorado, and from 1976 to 1978, he worked as an auditor for the national accounting firm then known as Peat, Marwick, Mitchell & Co. He received a master's degree in accounting from the University of Arkansas in 1976. Mr. Moldenhauer is a full-time employee of our company.



         ROGER L. BUTTERWICK has been the Treasurer of the Company since April 2, 1999. For the past four years Mr. Butterwick devoted the majority of his time as a partner in Cambridge Management Associates, LLP, an organization in the business of structuring and securing financing for developing organizations. Previously, Mr. Butterwick was an owner of Lehman, Butterwick & Company, P.C., a large local certified public accounting firm located in Denver, Colorado. In addition, he has been involved with the finance and mortgage banking industries. Mr. Butterwick received his Bachelor of Science in Business Administration from the University of Denver. He is a member of the American Institute of CPA's. Mr. Butterwick is a full-time employee of our company.


EXECUTIVE COMPENSATION


         The following table sets forth the remuneration for Mr. Stuart, who functions as our chief executive officer. We are not required to set forth information for any officer whose total annual salary and bonus does not exceed $100,000.




                                                                                   LONG TERM COMPENSATION
                                        ANNUAL COMPENSATION                      AWARDS               PAYOUTS
                                                             OTHER       RESTRICTED    SECURITIES                     ALL OTHER
NAME AND                                                     ANNUAL         STOCK      UNDERLYING        LTIP         COMPENSA-
PRINCIPAL                                                  COMPENSA-      AWARD(S)       OPTIONS/       PAYOUTS        TION
POSITION           YEAR       SALARY($)       BONUS($)       TION ($)        ($)          SARS(#)         ($)           ($)



 MIKE STUART       1999         $65,500          -0-           -0-           -0-            -0-           -0-           -0-
  PRESIDENT        1998         $6,000           -0-           -0-           -0-            -0-           -0-           -0-
-------------  ------------- -------------  ------------- ------------- -------------  ------------- ------------- -------------




         Currently, we pay Messrs. Stuart and Moldenhauer $4,500 each per month and Mr. Butterwick $4,000 per month. We reimburse all officers and directors for actual out-of-pocket expenses incurred on our behalf.



         We have no retirement, pension, profit sharing or medical reimbursement plans exclusively covering our officers and directors, and do not contemplate implementing any such plans at this time.



         We have not granted any stock options to Mr. Stuart as compensation. Stock options have been granted to Messrs. Stuart, Moldenhauer, and Butterwick in connection with loan guarantees and debt subordination, as described in the section of this prospectus entitled "Certain Relationships and Related Transactions."


CONSULTING AGREEMENT


         On April 20, 1999, we entered into a Consulting Agreement with Dennis
E. Hecker as part of our acquisition of Walden Remarketing Services. Mr. Hecker has agreed to provide consulting services to our company for a period of three years ending April 20, 2002. We granted Mr. Hecker an option to purchase 3,000,000 shares of our common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock. We have agreed to register the shares issuable upon exercise of the options.

STOCK OPTION PLAN


         On August 5, 1997, the shareholders adopted the 1997 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors. Initially, a total of 1,000,000 shares of common stock was reserved for issuance pursuant to the exercise of stock options under this plan. The option pool is adjusted annually on the beginning of our fiscal year to a number equal to 10% of the number of shares of common stock outstanding at the end of our last completed fiscal year, or 1,000,000 shares, whichever is greater. At March 31, 1999, the number of shares eligible pursuant to the plan is 2,038,508. The plan is administered by the compensation committee of the board of directors or, if there is no committee, by the board of directors.




         The plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of our subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the board of directors. Options shall have an option price equal to 100% of the fair market value of our common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.



         Each option granted under the plan will be evidenced by a written option agreement between our company and the optionee. Incentive stock options may be granted only to employees as defined by the Internal Revenue Code. The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the plan to a person owning more than 10% of the total combined voting power of our common stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the common stock cannot be exercisable for no more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.



         An option may not be exercised unless the optionee then is an employee, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of our company or any subsidiary other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director. All options which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.



         As of March 31, 1999, options have been granted under this plan as follows:


    DATE OF                                            NUMBER OF             EXERCISE                           EXPIRATION
     GRANT                  OPTIONEE                    OPTIONS               PRICE            VESTED              DATE

   02/17/98               Employees and                  300,000               $.15             Yes             02/17/2003

                     Independent Contractors

   06/01/98               Employees and                  125,000               $.75           (1)<F1>, (2)<F2>  06/01/2003

                     Independent Contractors

   09/11/98          Independent Contractor               10,000               $.51             (1)<F1>         09/11/2003

   09/21/98               Employees and                  175,000              $.425           (1)<F1>, (2)<F2>  09/21/2003

                     Independent Contractors

   12/01/98          Independent Contractor               25,000              $1.25             (2)<F2>         12/01/2003

                                       20

    DATE OF                                         NUMBER OF               EXERCISE                           EXPIRATION
     GRANT                  OPTIONEE                 OPTIONS                  PRICE           VESTED              DATE


   12/31/98          Independent Contractors             646,499              $1.00             Yes             12/31/2001

   02/01/99               Employees and                  130,000              $2.00           (1)<F1>, (2)<F2>  02/01/2002
                     Independent Contractors

   02/15/99                 Employee                      25,000              $2.00             (1)<F1>         02/15/2002


---------------


<F1>
(1)      To vest one year from date of grant for employees.

<F2>
(2) To vest one year from date of grant for independent contractors so long as the volume of transactions initiated by the optionee for our company one year from date of grant is no less than the volume of transactions at the time of grant.



OTHER OPTIONS


         In addition to the stock options granted under the 1997 stock option plan, we have granted options as follows:



    DATE                                                  Number of Options    Exercise Price                    EXPIRATION DATE
  OF GRANT                   Optionee                                                              Vested

    02/24/98      Cambridge Management Associates, LLP         300,000              $.32            Yes             03/26/2002

    07/06/98              Arnold Greenberg                      50,000              $.875           Yes             07/06/2000

    07/08/98                John Abadie                         25,000              $.875           Yes             07/08/2000



         Other stock options have been granted to officers and directors in connection with guarantees and other financial transactions.


                        SECURITIES OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         Mike Stuart and Mark Moldenhauer may be deemed to be promoters for the purposes of this offering.


         The following table provides stock ownership information as to the officers and directors individually and as a group, and the holders of more than 5% of our common stock as of July 16, 1999:



                                                                                           PERCENT OF CLASS (1)<F1>

                                                  NUMBER OF SHARES                     BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                             OWNED                          CONVERSION            CONVERSION (2)<F2>


Mark Moldenhauer                                    4,820,000(3)<F3>(4)<F4>(5)<F5>      20.2%                  19.2%
8135 E. Butherus #3
Scottsdale, AZ 85260



Eastlane Trading Limited                               2,535,302(6)<F6>                 11.8%                  11.2%
c/o S&W Cremin, McCarthy & Co.
28 Harcourt Street
Dublin 2, Ireland


                                      21

                                                                                           PERCENT OF CLASS (1)<F1>

                                                  NUMBER OF SHARES                     BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                             OWNED                          CONVERSION            CONVERSION (2)<F2>



Dennis E. Hecker                                        1,855,000                        9.1%                   8.5%
500 Ford Road
Minneapolis, MN 55426



Mike Stuart                                          1,820,000(4)<F4>(5)<F5>             8.7%                   8.2%
8135 E. Butherus #3
Scottsdale, AZ 85260



Jeff Erskine                                           1,790,000(4)<F4>                  8.7%                   8.2%
8135 E. Butherus #3
Scottsdale, AZ 85260



John Michael Carrante                                   1,690,000                        8.2%                   7.8%
8135 E. Butherus #3
Scottsdale, AZ 85260



Joseph M. Seaverns & Candace L. Seaverns
Family Living Trust U/A Dated 6/21/93                  1,690,000(7)<F7>                  8.2%                   7.8%
10158 E. Topaz Drive
Scottsdale, AZ 85258



Silhouette Investments Ltd.                            1,679,832(8)<F8>                  8.1%                   7.6%
P.O. Box 22009
Capri Centre
Kelowna, BC V1Y 2N9 Canada



Flagstone Automotive Inc.                              1,559,844(9)<F9>                  7.5%                   7.1%
15111 N. Hayden Road
Scottsdale, AZ 85260


Roger L. Butterwick                                   850,000(5)<F5>(10)<F10>            4.1%                   3.8%
258 S. Sandstone Street
Gilbert, AZ 85296


All officers and directors as a group              7,490,000(3)<F3>(10)<F10>(11)<F11>   30.3%                  28.9%
(3 persons)



<F1>
(1) Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from July 16, 1999, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 20,485,084 shares outstanding before the offering and 21,731,425 shares outstanding after the offering, which assumes the conversion of the shares using the floor price of $0.41 per share and the issuance of the 100,000 warrant shares.
<F2>
(2) Assumes the conversion of the shares using the floor price of $0.41 per share and the issuance of the 100,000 warrant shares.

<F3>
(3)      Includes 3,000,000 shares issuable upon the conversion of a promissory note in the amount of $300,000 at a conversion price of $.10 per share.

<F4>
(4)      Includes 100,000 shares issuable upon the exercise of options.

<F5>
(5)      Includes 250,000 shares issuable upon the exercise of options.

<F6>
(6)      Includes 959,904 shares issuable upon the exercise of warrants.


                                       22

<F7>
(7)      Includes 320,000 shares owned of record by Joe Seaverns.

<F8>
(8)      Includes 279,972 shares issuable upon the exercise of warrants.

<F9>
(9)      Includes 259,974 shares issuable upon the exercise of warrants.

<F10>
(10) Includes 100,000 shares held of record by Cambridge Consulting Group, an entity controlled by Mr. Butterwick. Includes 500,000 shares issuable upon the exercise of options.

<F11>
(11)     Includes 950,000 shares issuable upon the exercise of options.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         All of the terms of agreements and other transactions included in this section were as fair as those we could have obtained from unrelated third parties at arms-length transactions.



         Upon inception of our company, 9,000,000 restricted shares of common stock were issued to our founders for total consideration of $30,000 as follows:


                  Jeff Erskine                1,820,000 shares
                  Mike Stuart                 1,500,000 shares
                  Mark Moldenhauer            1,500,000 shares
                  Joe Seaverns                  320,000 shares
                  Candy Seaverns              1,500,000 shares
                  Victor Felice                 540,000 shares
                  John Carrante               1,820,000 shares

         Jeff Erskine, Mike Stuart, and Mark Moldenhauer and their respective spouses personally guaranteed the operating lease dated July 24, 1997, pursuant to which we lease our office and warehouse facilities in Scottsdale, Arizona. At July 24, 1997, Messrs. Erskine, Stuart, and Moldenhauer were officers, directors, and principal shareholders of our company. The lease expires September 30, 2002.



         From inception, September 22, 1997, through March 31, 1999, we had entered into various lending arrangements involving officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel totaling $3,682,751. At March 31, 1998 the balance outstanding on these notes was $832,000 and total interest paid to these entities on all financing activities for the period ended March 31, 1998 was $58,416. At March 31, 1999, the outstanding note balance was $3,871,446 and the total interest paid for the year ended March 31, 1999 was $286,824.



DATE OF
TRANSACTION                     RELATED PARTY                             TRANSACTION


09/22/97                        Evelyn Felice                             $400,000 loan, 12% interest per annum, payable monthly,
                                (principal stockholder at the time)       due September 22, 1999, collateralized by used car
                                                                          inventory, personally guaranteed by Jeff Erskine,
                                                                          Mike Stuart, and John Carrante



10/17/97                        Mark Moldenhauer                          $150,000 loan, 12% interest per annum, payable monthly,
                                (officer, director and principal          due November 17, 1999, collateralized by used car
                                stockholder)                              due November 17, 1999, collateralized by used car
                                                                          inventory, personally guaranteed by Jeff Erskine, Mike
                                                                          Stuart, and John Carrante



12/15/97                        Pinnacle Financial Corporation            $200,000 loan, 12% interest per annum, payable monthly,
                                (owned by officers, directors, and        due December 15, 1998, collateralized by used car
                                principal stockholders)                   inventory


                                       23

DATE OF
TRANSACTION                     RELATED PARTY                             TRANSACTION


01/15/98                        Mark Moldenhauer                          $300,000 loan, 12% interest per annum, payable monthly,
                                                                          due January 15, 1999, collateralized by used car
                                                                          inventory, convertible into shares of common stock at $.10 per share


03/31/98                        Mark Moldenhauer                          $102,000 loan, 12% interest per annum, payable monthly,
                                                                          due upon 30 days' notice, collateralized by used car
                                                                          inventory

04/07/98                        Mark Moldenhauer                          $300,000 loan, 12% interest per annum, payable monthly,
                                                                          due upon 30 days' notice, collateralized by used car
                                                                          inventory


06/01/98                        Eastlane Trading Limited                  $250,000 loan, 12% interest per annum, payable on request,
                                (principal stockholder)                   due April 1, 2000, collateralized by used car inventory



06/30/98                        Dove Motors (owned by principal           $100,000 loan, 12% interest per annum, payable upon demand stockholder)



07/28/98                        Pinnacle Financial Corporation            $50,500 loan, 12% interest per annum, payable upon demand



07/30/98                        Pinnacle Financial Corporation            $30,000 loan, 12% interest per annum, payable upon demand


09/01/98                        Mike and Debbie Stuart                    $50,000 loan, 12% interest per annum, payable monthly,
                                (officer, director, and principal         due October 1, 1999, collateralized by used car inventory
                                stockholder)


09/11/98                        Pinnacle Financial Corporation            $117,500 loan, 12% interest per annum, payable monthly,
                                                                          due October 11, 1999, collateralized by used car inventory



09/18/98                        Pinnacle Financial Corporation            $400,000 loan, 12% interest per annum, payable monthly,
                                                                          due October 30, 1998 (extended and due upon demand),
                                                                          collateralized by used car inventory



10/20/98                        Eastlane Trading Limited                  $1,000,000 loan, 12% interest per annum, payable on
                                                                          request, due April 1, 2000, collateralized by used car
                                                                          inventory



11/18/98                        Eastlane Trading Limited                  $232,259 loan, 12% interest per annum, payable on request, due April 1, 2000, collateralized by used car inventory



5/13/99                         Pinnacle Financial Corporation            $300,000 loan, 12 % interest per annum, payable monthly,
                                                                          due May 13, 2000, personally guaranteed by Jules Gollins,
                                                                          Bruce Burton, Stuart Bailey, all officers of Auto Network
                                                                          Group of New Mexico, and their respective spouses



6/22/99                         Pinnacle Financial Corporation            $200,000 loan, 12 % interest per annum, payable monthly,
                                                                          due December 22, 1999



6/22/99                         Mark Moldenhauer                          $100,000 loan, 12 % interest per annum, payable monthly,
                                                                          due December 22, 1999



         On February 2, 1998, we sold 6,750 shares of Series A preferred stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of common stock. For each share of common stock issued upon conversion of the Series A preferred stock, one warrant to purchase common stock is issued. Five warrants are exercisable to purchase one share of common stock at $.25 per share. As of March 31, 1999, all 6,750 shares of Series A preferred stock had been converted into 7,499,250 shares of common stock, and warrants exercisable to purchase 1,499,850 shares were issued and outstanding.



         During the period ended March 31, 1998, we consummated $1,255,000 of vehicle sale and purchase transactions with Specialty Cars of Scottsdale, which is owned by Mike Stuart and Mark Moldenhauer. At March 31, 1998, we had recorded in accounts receivable $37,522 due from Specialty Cars. Also during this period, we consummated $800,000 of vehicle sale and purchase transactions with Dove Motor Company, which is owned by Joseph Seaverns, a principal shareholder. At March 31, 1998, we had recorded an account payable of $15,999 to Dove Motors. The amount of each sale or purchase was for a value equivalent of what would have been attained by an independent third party. At March 31, 1999, these accounts had been paid in full.



         During the period ending March 31, 1998, we paid $4,000 for professional services to MRM Consultants, an entity owned by Mark Moldenhauer. At March 31, 1998 and March 31, 1999, he was owed $11,500 and $-0-, respectively.



         On May 5, 1998, we obtained a line of credit from First International Bank of Arizona in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to us to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of common stock at a price of $.75 per share. On March 26, 1999, the note was paid.



         On March 26, 1999, we obtained a $3,000,000 revolving line of credit from Norwest Business Credit, Inc. The note is due March 31, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. The interest rate paid is 1.5% over the bank's prime rate. Messrs. Stuart, Moldenhauer, and Butterwick, who are officers, directors, and/or principal stockholders, personally guaranteed the note. On December 31, 1998, we granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share, the closing bid on the common stock at December 31, 1998, in consideration for providing their personal guarantees on the line of credit.



         AUTO NETWORK GROUP OF NEW MEXICO, INC. TRANSACTIONS. On June 1, 1998, Auto Network Group of New Mexico entered into a lease for an office and warehouse facility in Albuquerque, New Mexico, with G & B Investments LLC, an entity owned and controlled by Bruce Burton and Jules Gollins. The lease expires on May 31, 1999. Messrs. Burton and Gollins are two of the principals who manage the Auto Network Group of New Mexico operations. The amount of lease payments made under this agreement was $26,732 for the year ended March 31, 1999.



         Also on June 1, 1998, we entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of Auto Network Group of New Mexico. In consideration for the goodwill which Auto Network Group of New Mexico is receiving from JBS, JBS was granted a total of 800,000 restricted shares of our common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the agreement, held in escrow, and subject to forfeiture if Auto Network Group of New Mexico is not doing business as of June 1, 1999; 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of Auto Network Group of New Mexico are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of Auto Network Group of New Mexico are at least $120,000. In addition, JBS may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.



         For the period from June 1, 1998 through March 31, 1999, Auto Network Group of New Mexico had pre-tax earnings of $107,962, resulting in JBS, LLC earning 239,810 options, exercisable at $3.00 per share.

         On June 1, 1998, we loaned $250,000 to Auto Network Group of New Mexico. The related promissory note is due June 30, 2000 and earns interest at 12% per annum, payable monthly.



         PINNACLE DEALER SERVICES, INC. TRANSACTIONS. On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an Arizona corporation owned and controlled by Debbie Stuart, Mark Moldenhauer, and Cambridge Consulting Group, LLP for 300,000 restricted shares of common stock. Debbie Stuart is the wife of Mike Stuart.



         WALDEN REMARKETING TRANSACTIONS. As of March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and promissory notes in the aggregate principal amount of $425,000. The promissory notes accrue interest at the rate of 12% per annum and require us to make 18 equal monthly payments of principal and interest beginning May 1, 1999.



         In connection with the acquisition of Walden Remarketing, Dennis E. Hecker, the principal shareholder of that company, provided a personal guaranty with respect to the full disclosure of liabilities of that company.



         On April 20, 1999, we entered into a consulting agreement with Dennis
E. Hecker as part of our acquisition of Walden Remarketing. Mr. Hecker has agreed to provide consulting services to us for a period of three years ending April 20, 2002. We granted Mr. Hecker an option to purchase 3,000,000 shares of our common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock. We have agreed to register the shares issuable upon exercise of the options. As of this date, none of the options has vested.


                              SELLING STOCKHOLDERS

SERIES B PREFERRED STOCK


         The following table sets forth information regarding beneficial ownership of shares of our Series B Preferred Stock as of July 16, 1999. We are registering shares of common stock issuable upon conversion of the Series B Preferred Stock. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders convert all of their Series B preferred stock into common stock and sell all of their common stock, the selling stockholders will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years.



                                                SERIES B PREFERRED STOCK OWNED          COMMON STOCK ISSUABLE
                                                                                          UPON CONVERSION(*)<F1>

Indenture of Trust, James F. Cool Trustee               25,000 shares                      609,756 shares
Phoenix Financial Ltd.                                  10,000 shares                      243,902 shares
Glicine Societe Anonyme                                 10,000 shares                      243,902 shares
Windsor Capital Finance, Inc.                            2,000 shares                        48,780 shares


<F1>
* Assumes the conversion of the shares using the floor price of $0.41 per share. See "Description of Securities Series B Preferred Stock" for an explanation of the conversion formula.



         The securities offered through this prospectus by the selling stockholders will be acquired through the conversion of Series B Preferred Stock. The selling stockholders purchased the Series B preferred stock in a private placement. We agreed to register the securities for resale by the selling stockholders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. The selling stockholders have agreed that they will convert no more than 2,500 shares of Series B Preferred Stock per week.



         We have agreed to bear the expenses of registering the common stock, but not broker discounts and commissions if the selling stockholders resell the common stock

WARRANTS


         We issued warrants to purchase 100,000 shares of common stock to Anthony & Company, Inc., dba Anthony Advisors, in connection with our offering of Series B Preferred Stock. The warrants, which are exercisable at $1.00 per share through August 10, 2001, contain registration rights. We have agreed to bear the expenses of registering the shares issuable upon exercise of the warrants, but not any broker discounts or commissions incurred upon the resale of these shares.



                            DESCRIPTION OF SECURITIES


         We are authorized to issue up to 100,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, $0.10 par value per share. The following is a summary of the material provisions contained in our articles of incorporation and bylaws. You may wish to refer to our articles of incorporation and bylaws for more information. The section entitled "Available Information" in this prospectus describes how you can inspect or obtain copies of these documents. As of July 16, 1999, there were issued and outstanding 20,485,084 shares of common stock and 47,000 shares of Series B Preferred Stock.


COMMON STOCK


         Each share of common stock has one vote with respect to all matters voted upon by the shareholders.



         Holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available for the payment of dividends. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.



         Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of our company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and any liquidation payments due to holders of preferred stock.




         All outstanding shares of common stock, and shares of common stock issuable upon conversion of the Series B Preferred Stock, when issued and paid for, will be fully paid and not liable for further call or assessment.


PREFERRED STOCK


         Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be set forth in a statement filed with the State of Arizona authorizing the issuance of such stock. We have established a Series A Preferred Stock consisting of 6,750 shares and a Series B Preferred Stock consisting of 250,000 shares. No shares of Series A Preferred Stock are outstanding. There are 47,000 shares of Series B Preferred Stock issued and outstanding.


SERIES B PREFERRED STOCK


         CONVERSION. Each share of Series B Preferred Stock is convertible into shares of our common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:



          # OF SHARES OF PREFERRED STOCK X $10    =   # of shares of
          ------------------------------------        --------------
            65% of average closing bid price           common stock


         Instead of issuing fractional shares, the number of shares will be rounded up to the nearest whole share.


         The minimum conversion price is $0.41 per share provided that we continue to generate profits on a quarterly basis, there are no material adverse changes, and we do not raise any additional capital that will result in dilution of the per share net tangible book value, excluding any options, warrants, and convertible securities outstanding as of the date of this prospectus.



         This prospectus covers the shares of common stock issuable upon conversion of the Series B Preferred Stock.



         LIQUIDATION PREFERENCE. In the event of liquidation, dissolution, or the winding up of our company, whether voluntary or involuntary, any holder of the Series B Preferred Stock shall be entitled to receive a distribution of $10.00 for each share of Series B Preferred Stock. This amount will be paid out of the assets of our company prior to any distribution of assets with respect to any other shares of capital stock.



         OPTIONAL REDEMPTION. We shall have the right and option to call, redeem, and acquire any or all of the shares of Series B Preferred Stock at a price equal to $11.00 per share, at any time, so long as such shares have not previously converted to common stock. Before we can do so, we must give at least 30 days' notice to the holders of the Series B Preferred Stock that provides them with the redemption date. However, the holders of the Series B Preferred Stock have the right during the 30-day period immediately following the date of the notice of redemption to convert their shares of Series B Preferred Stock into common stock. If the shares are converted during this 30-day period, this call option shall be deemed not to have been exercised by us with respect to the shares so converted. The notice of redemption shall require the holders to surrender to us, on or before the redemption date, to our transfer agent, the certificates representing the shares of Series B Preferred Stock to be redeemed. Even if the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the redemption date, such shares shall be deemed to be expired and all rights of the holders of these shares shall cease and terminate.



         VOTING AND PREEMPTIVE RIGHTS. The holders of the Series B Preferred Stock shall have no voting rights except to the extent required by the Arizona Business Corporation Act, and the Series B Preferred Stock shall be entitled to no preemptive rights.


TRANSFER AGENT


         The transfer agent for our common and preferred stock is Standard Registrar & Transfer Agency, P.O. Box 14411, Albuquerque, New Mexico 87191.



                              PLAN OF DISTRIBUTION


     All or a portion of the securities offered through this prospectus by the selling stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. These transactions will be at market prices prevailing at the time, at prices related to such prevailing prices, or at negotiated prices. The selling stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. The selling stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of federal securities laws. Any commissions received by such broker-dealers and any profits realized on the resale of securities by them may be deemed to be underwriting discounts and commissions under federal securities laws.



         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the securities, from such purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of securities at a stipulated price per share. To the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, it may purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire securities as principal may then resell these securities in transactions which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales broker-dealers may pay to or receive from the purchasers of these securities commissions computed as described above. To the extent required under the federal securities laws, a supplemental prospectus will be filed, disclosing
         (a)  the name of any such broker-dealers;
         (b)  the number of securities involved;
         (c)  the price at which such securities are to be sold;
         (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;
         (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and,
         (f)  other facts material to the transaction.



         Under applicable rules and regulations under federal securities laws, any person engaged in the distribution of the resale of securities may not simultaneously engage in market making activities with respect to the securities of our company for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the federal securities laws, and the rules and regulations under these laws, including Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling stockholders.



         The selling stockholders will pay all commissions and other expenses associated with the sale of the common stock by them. The shares of common stock offered through this prospectus are being registered because of our contractual obligations with the selling stockholders, and we have paid the expenses of the preparation of this prospectus.



                         SHARES ELIGIBLE FOR FUTURE SALE


         As of July 16, 1999, the company has 20,485,084 shares of common stock and 47,000 shares of Series B Preferred Stock outstanding. Of the 20,485,084 shares of common stock, 8,768,417 shares are freely tradable without restriction and 11,716,667 shares are restricted. Of the restricted shares, 11,421,667 are held by "affiliates" of the Company. An "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. An "affiliate" can sell his shares only if the shares are registered under federal securities laws or exempt from registration. The SEC's Rule 144 is a type of exemption from registration. With respect to the remaining 295,000 restricted shares, none are currently eligible for sale under Rule 144.



         In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.



         There are also outstanding as of July 16, 1999, warrants and options to purchase 4,901,161 shares of common stock, a promissory note which can be converted into 3,000,000 shares of common stock, and 47,000 shares of Series B Preferred Stock which are convertible into a maximum of 1,146,341 shares of common stock.


                                LEGAL PROCEEDINGS


         We are not a party to any pending legal proceedings and we do not know of any proceedings that are contemplated.

                                     EXPERTS

         We have included the consolidated financial statements of the company for the period ended March 31, 1998, in reliance upon the report of Price Kong & Company, P.A., independent certified public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.



         We have included the consolidated financial statements of the company for the period ended March 31, 1999, in reliance upon the report of Neff & Ricci, LLP, independent certified public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.



                              AVAILABLE INFORMATION


         We have not previously been subject to the reporting requirements under federal securities laws. We have filed with the SEC a registration statement on Form S-1 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information with respect to us and the securities, you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document that has been filed as an exhibit.



         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the office of the SEC at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV.



         We have a web site on the Internet at AutoTradeCenter.com.




                             REPORTS TO STOCKHOLDERS


         As a result of filing the registration statement, we will become subject to the reporting requirements of the federal securities laws, and will be required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

                            AUTOTRADECENTER.COM INC.
                                       AND
                                  SUBSIDIARIES



                              FINANCIAL STATEMENTS



                        FOR THE YEAR ENDED MARCH 31, 1999
                                       AND
              FROM JULY 10, 1997 (INCEPTION) THROUGH MARCH 31, 1998

                                    CONTENTS





                                                                            PAGE

Independent Auditors' Report                                                  1.

Consolidated Balance Sheet                                                    2.

Consolidated Income Statement                                                 3.

Consolidated Statement of Changes in Stockholders' Equity                     4.

Consolidated Statement of Cash Flows                                          5.

Notes to Consolidated Financial Statements                                    6.

NEFF & RICCI LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110




                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
AutoTradeCenter.com, Inc. and Subsidiaries


We have audited the consolidated balance sheet of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of AutoTradeCenter.com, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1998, were audited by other auditors whose report dated August 6, 1998, expressed an unqualified opinion on those statements, except for Note M as it relates to the prior period pro forma information.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the consolidated financial position of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/Neff & Ricci LLP
Albuquerque, New Mexico
June 14, 1999

                   [Letterhead of Price Kond & Company, P.A.]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Auto Network USA, Inc.


We have audited the accompanying balance sheet of Auto Network USA, Inc. an Arizona corporation as of March 31, 1998, and the related statements of income, stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Network USA, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


/s/ Price Kong & Co.

Price Kong & Company, P.A.,
Phoenix, Arizona

August 6, 1998

                                       1-A

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                                                          MARCH 31,
                                                                              =================================
                                                                                    1999             1998
                                                                              ================ ================
Current assets:
  Cash                                                                         $      297,752   $            -
  Accounts receivable - trade                                                       4,971,798        1,667,801
  Accounts receivable - employees and related parties                                 324,248           37,522
  Inventory                                                                         5,005,274        2,182,898
  Prepaid expenses and other                                                           79,153            5,000
                                                                              ---------------- ----------------
     Total current assets                                                          10,678,225        3,893,221
                                                                              ---------------- ----------------

Property and equipment, net                                                           168,444           53,948
                                                                              ---------------- ----------------

Intangible assets, net                                                              2,151,023           14,676
                                                                              ---------------- ----------------

Total assets                                                                   $   12,997,692   $    3,961,845
                                                                              ================ ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                                     $    4,198,742   $    1,888,521
  Accounts payable - employees and related parties                                    250,251           27,499
  Notes payable - related party                                                     1,902,833          682,000
  Notes payable - bank                                                              1,268,500                -
  Notes payable - other                                                               301,000                -
  Accrued liabilities                                                                 269,117           89,492
                                                                              ---------------- ----------------
     Total current liabilities                                                      8,190,443        2,687,512
                                                                              ---------------- ----------------

Non-current liabilities:
  Deferred income taxes                                                                 7,010            3,465
  Long-term debt - related party                                                    1,968,613          150,000
  Long-term debt - other                                                                    -          381,000
                                                                              ---------------- ----------------
     Total non-current liabilities                                                  1,975,623          534,465
                                                                              ---------------- ----------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, Series A; $0.10 par value;
     750,000 shares authorized; 6,750 issued,  3,848 shares
     outstanding in 1998                                                                    -          382,251
  Convertible preferred stock, Series B; $10.00 par value;
     250,000 shares authorized; 47,000 issued and
     outstanding in 1999                                                              372,037                -
  Common stock, no par value; 100,000,000 shares authorized;
     20,385,084 and 13,226,622 shares issued and outstanding
     in 1999 and 1998, respectively                                                 2,331,964          345,233
  Retained earnings                                                                   127,625           12,384
                                                                              ---------------- ----------------
   Total stockholders' equity                                                       2,831,626          739,868
                                                                              ---------------- ----------------
     Total liabilities and stockholders' equity                                $   12,997,692   $    3,961,845
                                                                              ================ ================

                See notes to consolidated financial statements.

                                        2
                                       F-5



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT

                                                                                   FROM JULY 10,
                                                                                       1997
                                                                                    (INCEPTION)
                                                               FOR THE YEAR           THROUGH
                                                               ENDED MARCH           MARCH 31,
                                                                 31, 1999              1998
                                                             =================   ==================



Net sales                                                     $    97,665,410     $     31,581,117
Cost of sales                                                      93,411,919           30,280,247
                                                             -----------------   ------------------
  Gross profit                                                      4,253,491            1,300,870
                                                             -----------------   ------------------

Operating expenses:
  Selling                                                           2,772,192              905,303
  General and administrative                                          935,528              274,388
  Depreciation and amortization                                        27,858                3,429
                                                             -----------------   ------------------
   Total operating expenses                                         3,735,578            1,183,120
                                                             -----------------   ------------------

Income from operations                                                517,913              117,750
                                                             -----------------   ------------------

Other income (expense):
  Miscellaneous                                                        70,687               12,553
  Interest expense                                                   (416,779)            (114,404)
                                                             -----------------   ------------------
Total other income (expense) - net                                   (346,093)            (101,851)
                                                             -----------------   ------------------

Income before income taxes                                            171,820               15,899

Income tax expense                                                     56,579                3,515
                                                             -----------------   ------------------

Net income                                                    $       115,241     $         12,384
                                                             =================   ==================


Basic earnings per share                                      $         0.008     $          0.001
                                                             =================   ==================

Diluted earnings per share                                    $         0.008     $          0.001
                                                             =================   ==================







                See notes to consolidated financial statements.

                                        3
                                       F-6

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         FROM JULY 10, 1997 (INCEPTION)
            THROUGH MARCH 31, 1998 AND THE YEAR ENDED MARCH 31, 1999

                                    SERIES A, CONVERTIBLE   SERIES B, CONVERTIBLE
                                       PREFERRED STOCK         PREFERRED STOCK           COMMON STOCK
                                   -----------------------  ---------------------    ---------------------   RETAINED
                                     SHARES      AMOUNT       SHARES     AMOUNT       SHARES       AMOUNT    EARNINGS     TOTAL
                                     ------      ------      --------------------     ------       ------    --------     -----

Beginning balance, July 10,
  1997 (inception) -
  Issued common stock to
  founders                                                                          9,000,000  $   30,000             $     30,000

December 1997 - Issued
  common stock
  pursuant to Rule 504 of
  Regulation D                                                                      1,002,500      25,062                   25,062

February 1998 - Issued
  convertible
  Series A preferred stock              6,750    $ 675,000                                                                 675,000

March 1998 - converted
  preferred shares
  into common shares: 1,111 to 1       (2,902)    (290,171)                         3,224,122     290,171                        -

Preferred stock offering costs                      (2,578)                                                                  (2,578)

Net income from July 10,1997
  (inception)
  through March 31, 1998                                                                                   $  12,384        12,384
                                    ----------  -----------  -------------------  ------------------------ ---------- -------------
Balance - March 31, 1998                3,848      382,251         -          -    13,226,622     345,233     12,384       739,868

June 1998 - Issued common
  shares under
  goodwill agreement                                                                  266,667      53,333                   53,333

August 1998 - Issued common
  shares for purchase
  of subsidiary                                                                       300,000      47,814                   47,814

November 1998 - Issued
  convertible
  Series B preferred stock                                    35,000   $281,242                                            281,242

December 1998 - Issued
  convertible
  Series B preferred stock                                    12,000     90,795                                             90,795

March 1999 - converted
  preferred shares
  into common shares: 1,111 to 1       (3,848)    (382,251)                         4,275,128     382,251                        -

March 1999 - Issued common
  shares under
  goodwill agreement                                                                  266,667      53,333                   53,333

March 1999 - Issued common
  shares for purchase
  of subsidiary                                                                     2,050,000   1,450,000                1,450,000

Net income for the year ended
  March 31, 1999                                                                                              115,241      115,241
                                    ----------  -----------  -------------------  ------------------------ ---------- -------------
Balance - March 31, 1999                    -    $       -    47,000   $372,037    20,385,084  $2,331,964  $ 127,625  $  2,831,626
                                    ==========  ===========  ===================  ======================== ========== =============


                See notes to consolidated financial statements.

                                        4
                                       F-7



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                       FROM JULY 10,
                                                                                  FOR THE YEAR       1997 (INCEPTION)
                                                                                  ENDED MARCH         THROUGH MARCH
                                                                                    31, 1999             31, 1998


                                                                               ------------------   -------------------
Cash flows from operating activities:
  Net income                                                                    $        115,241     $          12,384
  Adjustments to reconcile net income to net cash provided
    by operating activities - Depreciation and amortization                               27,858                 3,429
 (Increase) decrease in:
    Accounts receivable                                                               (3,492,114)           (1,705,323)
    Inventory                                                                         (2,822,376)           (2,182,898)
    Prepaid expenses and other current assets                                            (70,906)              (17,700)
  Increase (decrease) in:
    Accounts payable                                                                   2,448,261             1,916,020
    Accrued liabilities                                                                   95,445                89,491
    Deferred income taxes                                                                  3,545                 3,465
                                                                               ------------------   -------------------
      Net cash  provided by (used in) operating activities                            (3,695,046)           (1,881,132)
                                                                               ------------------   -------------------

Cash flows from investing activities:
  Purchase of property and equipment                                                    (158,287)              (57,225)
  Sale of property and equipment                                                          56,277                     -
  Investment in other assets                                                                (605)               (2,128)
  Net cash paid for acquisitions                                                         (79,570)                    -
                                                                               ------------------   -------------------
      Net cash  provided by (used in) investing activities                              (182,185)              (59,353)
                                                                               ------------------   -------------------

Cash flows from financing activities:
  Proceeds from borrowings                                                             6,771,533             1,601,000
  Repayment of borrowings                                                             (4,185,500)             (769,000)
  Proceeds from long-term debt                                                         1,216,913               381,000
  Proceeds from issuance of convertible preferred stock                                  372,037               672,422
  Proceeds from issuance of common stock                                                       -                55,063
                                                                               ------------------   -------------------
      Net cash  provided by financings activities                                      4,174,983             1,940,485
                                                                               ------------------   -------------------

Net change in cash                                                                       297,752                     -

Beginning cash balance                                                                         -                     -
                                                                               ------------------   -------------------

Ending cash balance                                                             $        297,752     $               -
                                                                               ==================   ===================

Supplemental disclosures:
  Interest paid                                                                 $        355,006     $         107,960
                                                                               ==================   ===================

  Income taxes paid                                                             $         73,527     $               -
                                                                               ==================   ===================






                 See notes to consolidated financial statements.

                                        5

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCORPORATION AND NATURE OF BUSINESS

         AutoTradeCenter.com Inc. ("the Company") was incorporated pursuant to the laws of the State of Arizona on July 10, 1997 and began operations on September 22, 1997. In December 1998, the Company changed its name from Auto Network USA, Inc. to Auto Network Group, Inc. In March 1999 the Company again changed its name to AutoTradeCenter.com Inc. to more properly reflect its future direction as an internet based wholesaler of used automobiles. The wholesale automobile business principally involves activities related to redistributing used vehicles, typically acquired from franchised and independent auto dealers, lessors, banks and other finance companies and reselling them to other used-car dealers. The Company provides this service either as a fee-based service or as a principal to the transaction. As a principal, the Company takes title to the vehicle being redistributed.

         The Company performs these services through independent wholesale brokers. Each broker buys and sells in the name of the Company. Currently, the Company has adopted two methods of compensating each broker. Under the first arrangement, which is used in most cases, the broker retains the profit and loss in excess of a fixed fee charged by the Company for the services it provides to the brokers. Under the second arrangement, the Company and the broker share the profit and loss in accordance with negotiated percentage splits.

         AutoTradeCenter.com Inc. stock is traded on the NASD Bulletin Board under the symbol AUTC. The Company is not required, and has not voluntarily elected to become, a reporting entity and therefore, has not filed Forms 10K, 10Q and other information documents with the Securities and Exchange Commission.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Auto Network Group of New Mexico, Inc. ("ANET-NM"), Pinnacle Dealer Services, Inc., and Walden Remarketing Services, Inc. ("Walden Remarketing"), and its 55% owned subsidiary BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated.

RECLASSIFICATIONS

         Certain prior period amounts have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, disclosures at the date of the financial statements and reported

                                        6

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH ITEMS

         Cash and cash items include all highly liquid debt instruments purchased with a maturity of three months or less at the date of acquisition. At times, cash balances held at financial institutions were in excess of federally insured limits.

INVENTORY

         Inventory consists entirely of used vehicles that are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification basis. The cost of each vehicle includes the purchase price plus transportation and reconditioning expenses. The Company reduces the carrying value of each vehicle if the total cost exceeds the net realizable value of the vehicle.

DEPRECIATION METHOD

         Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets estimated useful lives ranging from 3 to 10 years.

AMORTIZATION OF INTANGIBLES

         Goodwill and other intangibles are amortized on a straight-line basis over periods ranging up to 10 years. The Company periodically assesses the recoverability of the cost of its goodwill based upon a review of projected undiscounted cash flows of the related operating entity. These cash flow estimates are prepared and reviewed by management in connection with the Company's annual long-range planning process. As of March 31, 1999, there had been no write down of goodwill.

REVENUE RECOGNITION

         Revenue and the corresponding cost of the sale is recognized when vehicles are sold to customers evidenced by a sale and a purchase order, respectively. The Company pays for the vehicle and receives payment from its customers when the vehicle title is presented. It is not unusual for a title to lag several days behind the recordation of the vehicle purchase and physical delivery; correspondingly, a vehicle may be sold and delivered to a customer prior to the delivery of the title and the receipt of cash.

                                        7
                                      F-10

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

         Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock.

VALUATION OF STOCK OPTIONS

         The Company uses the intrinsic value method for valuing stock options issued to employees. The Company uses the fair value of goods or services received or the fair value of the options or warrants issued, whichever is more readily measurable, to determine the expense to record for options or warrants issued to non-employees. Such amounts were not material in 1999 or 1998.

INCOME TAXES

         The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.


NOTE B - ACCOUNTS RECEIVABLE


Accounts receivable consist of the following:

                                                                                      March 31,
                                                                            ------------------------------
                                                                               1999               1998
                                                                               ----                ----


       Trade accounts receivable                                           $5,061,853           $1,667,801

       Due from employees and independent wholesale brokers                   324,248                  -0-

       Related party                                                              -0-               37,522
                                                                            ---------            ---------
                                                                            5,386,101            1,705,323
       Allowance for doubtful accounts                                         90,055                  -0-
                                                                            ---------            ---------
       Total                                                               $5,296,046           $1,705,323
                                                                            =========            =========


         The related party account receivable at March 31, 1998 arose from transactions with Scottsdale Car Company. The receivable was paid in the subsequent fiscal period.

                                        8
                                      F-11

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                                                          March 31,
                                                                               -----------------------------

       CATEGORY                               Life/Method                         1999             1998
       --------                               -----------                         ----             ----

       Computers and equipment                3 years/SL                        $ 40,490          $25,207

       Software/systems design               10 years/SL                           9,509              -0-

       Vehicles                               3 years/SL                          80,442            6,678

       Furniture and fixtures                 7 years/SL                          46,021            8,712

       Leasehold improvements                 5 years/SL                          16,628           16,628
                                                                                --------           ------
                                                                                 193,090           57,225
       Less allowance for depreciation                                            24,646            3,277
                                                                                --------           ------
                                                                                $168,444          $53,948
                                                                                 =======           ======



NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:


                                                                                   March 31,
                                                                          --------------------------

                                                                             1999              1998
                                                                             ----              ----

       Goodwill                                                           $2,139,862           $   -0-
       Other                                                                  15,433            14,828
                                                                           ---------            ------
                                                                           2,155,295            14,828
       Less accumulated amortization                                           4,272               152
                                                                           ---------            ------
                                                                          $2,151,023           $14,676
                                                                           =========            ======




NOTE E - LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consists of the following:


                                                                                                   March 31,
                                                                                          --------------------------
RELATED PARTY AND AFFILIATES:                                                                 1999           1998
-----------------------------                                                                 ----           ----

      *  Notes payable to officer, 12% interest payable monthly, collateralized by inventory, due January 15, 1999, November 17, 1999 and 30 day
         renewable terms, subordinated to senior debt (see 1.<F1> and 2.<F2> below)

                                                                                          $  852,000      $ 552,000

      *  Note payable to officer, 12% interest payable monthly, collateralized
         by inventory, due October 1, 1999, subordinated to senior debt                       50,000            -0-

      *  Notes payable to an entity controlled by two officers and directors of the Company, 12% interest payable monthly, collateralized by inventory, due December 15, 1998, October 11, 1999 and 30 day renewable terms,
         subordinated to senior debt (see 2.<F2> below)                                      717,500        200,000

      *  Note payable to an entity owned by an wholesale broker that buys and sells vehicles for the Company, 12% interest payable monthly, due on
         demand                                                                                  -0-         80,000

      *  Note payable to a shareholder of an entity acquired by the Company,


                                        9
                                      F-12

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999


                                                                                                   March 31,
                                                                                          --------------------------
RELATED PARTY AND AFFILIATES:                                                                 1999           1998
-----------------------------                                                                 ----           ----

         12% interest, principal and interest payable monthly, due October 1,
         2000                                                                                425,000            -0-

     *   Note payable to an entity controlled by two officers of ANET-NM, 15%
         interest payable monthly, due June 30, 2000, subordinated to senior
         debt (see 3.<F3> below)                                                             198,116            -0-

      *  Note payable to an officer of ANET-NM, 15% interest payable monthly,
         due upon 30 days notice, subordinated to senior debt                                123,084            -0-

      *  Note payable to an entity that is a major shareholder of the Company,
         12% interest payable monthly, due April 1, 2000 (see 4.<F4> below)                1,500,246            -0-

      *  Notes payable to officers and major shareholders, 12% interest payable
         quarterly, due March 31, 2001, convertible into stock of subsidiary                   5,500            -0-
                                                                                           ---------        -------
                                                                                           3,871,446        832,000

BANK:

      *  $3,000,000 revolving line of credit, 1.5% over prime, secured by all accounts receivable, inventory, equipment and certain intangibles, partially guaranteed by three officers, due March 31, 2000 (see 5.<F5>
         below)                                                                            1,268,500            -0-

OTHER:

      *  Note payable to an unrelated third party, 12% interest payable monthly,
         due September 22, 1999                                                              301,000        381,000
                                                                                           ---------       --------

Total long-term debt and notes payable                                                     5,440,946      1,213,000
                                                                                           ---------      ---------

Less current portion of long-term debt and notes payable:
        Related party and affiliates                                                       1,902,833        682,000
        Bank                                                                               1,268,500            -0-
        Other                                                                                301,000            -0-
                                                                                           ---------      ---------
        Total current portion of long-term debt and notes payable                          3,472,333        682,000
                                                                                           ---------      ---------
Total long-term debt                                                                      $1,968,613      $ 531,000
                                                                                           =========        =======

<F1>
      1. A note in the amount of $300,000 is convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note.
<F2>
      2. Various notes maturing during the year were extended by mutual agreement and not paid when they became due.

<F3>
      3. The note is convertible at any time into shares of the Company's common stock at the bid price of the common stock at date of conversion.
<F4>
      4. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into shares of the Company's common stock at a conversion price of $1.03 per share.
<F5>
      5. Subject to the bank's approval, the loan may be increased to the lessor of 85% of the eligible accounts receivable or $3 million. In addition, the loan requires net income and equity limits be met and limits capital expenditures, officers' pay and additional indebtedness.



All long-term debt in the amount of $1,968,613 at March 31, 1999 matures during the year ending March 31, 2001.

                                       10

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE F - COMMITMENTS AND CONTINGENCIES

         Walden Remarketing, a wholly owned subsidiary, may be contingently liable for certain liabilities of former divisions that were reorganized into another entity prior to Walden Remarketing's merger with the Company. The former majority shareholder of Walden Remarketing, and currently a major shareholder of the Company, has personally guaranteed to indemnify the Company against any future claims or losses of Walden Remarketing that relate to the business activities prior to March 31, 1999.


NOTE G - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

CASH AND CASH EQUIVALENTS, RECEIVABLES, AND ACCOUNTS PAYABLE

         The carrying amount approximate fair value because of the short-term maturity of these instruments.

LONG-TERM DEBT (INCLUDING AMOUNTS DUE WITHIN ONE YEAR)

         The fair value of long-term debt was based upon market prices where available or current borrowing rates available for financing with similar terms and maturities.



                                                                         March 31,
                                            -----------------------------------------------------------------------

                                                           1999                                  1998
                                              ----------------------------           ----------------------------
                                              FAIR VALUE    CARRYING VALUE           FAIR VALUE    CARRYING VALUE
                                              ----------    --------------           ----------    --------------
Cash and cash equivalents                    $   297,752       $   297,752          $       -0-        $      -0-
Long-term debt (including amounts due
 within one year)                              5,440,946         5,440,946            1,213,000         1,213,000




NOTE H - INCOME TAXES

         The Company's effective tax rate approximates the statutory tax rate. The components of income tax expense are as follows:


                                                                                     March 31,
                                                                      -----------------------------------
                                                                             1999                1998
                                                                             ----                ----
Currently payable:
         Federal                                                            $42,564         $     -0-
         State                                                                9,470                50
                                                                            -------           -------
             Total currently payable                                         53,034                50
                                                                             ------           -------

                                       11
                                      F-14

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



                                                                                     March 31,
                                                                      -----------------------------------
                                                                             1999                1998
                                                                             ----                ----
Deferred:
         Federal                                                              3,154             1,951
         State                                                                  391             1,514
                                                                            -------             -----

             Total deferred                                                   3,545             3,465
                                                                             ------             -----

                  Total                                                     $56,579            $3,515
                                                                             ======             =====


         The deferred tax liabilities relate primarily to the temporary differences resulting from differences between book and tax depreciation.


NOTE I - EARNINGS PER SHARE

         Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that any dilutive convertible preferred shares and convertible debt outstanding during each year were converted at the first available conversion date, with related interest and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which market price exceeds exercise price.

         The computation of basic and dilutive earnings per common share is as follows:


                                                                                                  From July 10, 1997
                                                                            Year ended           (inception) Through
                                                                          MARCH 31, 1999            MARCH 31, 1998
                                                                          --------------           ---------------
        Income available to common stockholders:
          Basic                                                               $115,241                 $12,384
          Effect of dilutive securities - convertible debt                      68,573                   5,914
                                                                               -------                   -----
          Diluted                                                             $183,814                 $18,298
                                                                               =======                  ======
       ------------------------------------------------------------------------------------------------------------
        Weighted average number of common shares outstanding - basic        13,726,397               9,844,084
        Conversion of Series A preferred stock                               4,181,427               1,978,270
        Conversion of Series B preferred stock                                 388,235                     -0-
        Exercise of stock options                                              167,260                  22,105
        Exercise of warrants                                                   844,655                 449,955
        Conversion of debt                                                   3,518,771               1,184,211
                                                                             ---------               ---------
        Weighted average number of common shares outstanding - diluted      22,826,745              13,478,625

       ------------------------------------------------------------------------------------------------------------
        Earnings per common share:
           Basic                                                               $0.008                   $0.001
                                                                                =====                    =====
           Diluted                                                             $0.008                   $0.001
                                                                                =====                    =====


                                       12

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE I - EARNINGS PER SHARE (CONTINUED)

         As described in Notes E, K and L, the Company has convertible debt, contingently issuable stock, options, warrants and convertible preferred stock. This potential common stock has been included in the earnings per share calculations.


NOTE J - OPERATING LEASES

         The Company leases its facility in Scottsdale, Arizona from an unrelated third party under an operating lease expiring September 30, 2002. As more fully explained in Note K, the Company opened a facility in Albuquerque, New Mexico on June 1, 1998 and entered into an operating lease with a related party expiring on May 31, 1999. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. The following schedule shows the future minimum lease payments required by year under the operating leases:


Year ending March 31,              2000                          $167,312
                                   2001                           165,762
                                   2002                           166,812
                                   2003                            83,631
                                                                 --------
                                                                 $583,517
                                                                  =======

         The Company sub-leases a portion of its Scottsdale facility to an independent third party on a monthly basis for $2,000 per month. Rental expense was $195,312 and $75,860 for the year ended March 31, 1999 and the period ending March 31, 1998, respectively.


NOTE K - BUSINESS ACQUISITIONS

AUTO NETWORK GROUP OF NEW MEXICO, INC. ("ANET-NM")

         On June 1, 1998, the Company entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM. In consideration for the goodwill which ANET-NM is receiving from JBS, JBS was granted a total of 800,000 restricted shares of the Company's common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the Agreement, held in escrow, and subject to forfeiture if ANET-NM is not doing business as of June 1, 1999 (see Note O); 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of ANET-NM are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of ANET-NM are at least $120,000. In addition, JBS may earn options to purchase restricted shares of the Company's common stock at the rate of 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

                                       13

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE K - BUSINESS ACQUISITIONS (CONTINUED)

         For the period from June 1, 1998 through March 31, 1999, ANET-NM had pre-tax earnings of $107,962 resulting in JBS, LLC earning 239,810 options, exercisable at $3.00 per share.

         The goodwill purchased was $106,666 and is being amortized on a straight-line basis over 10 years.

PINNACLE DEALER SERVICES, INC. ("PDS")

         On August 20, 1998, the Company acquired PDS, an Arizona corporation, by issuing to the shareholders of PDS a total 300,000 restricted shares of common stock, valued at $0.20 per share, in exchange for the outstanding shares of PDS. PDS provides financing programs for dealers who purchase vehicles from the Company (see Note M).

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $47,813 and is being amortized on a straight-line basis over 10 years.

WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")

         On March 31, 1999, the Company acquired Walden Remarketing, a Minnesota corporation by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. The promissory note accrues interest at the rate of 12% per annum and requires the Company to make 18 equal monthly payments of principal and interest beginning May 1, 1999.

         On April 20, 1999, the Company entered into a Consulting Agreement with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing. The consulting services agreement is for a period of three years ending April 20, 2002. As consideration for the agreement, the Company has granted to the shareholder an option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock. The Company has agreed to register the shares issuable upon exercise of the options. As of March 31, 1999, none of the options had vested.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.

         The acquisitions described above were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of

                                       14

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE K - BUSINESS ACQUISITIONS (CONTINUED)

operations do not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The cash portions of the acquisitions were financed through available cash and borrowings from the Company's line of credit. The following schedule shows the pro-forma results for the year ended March 31, 1999 and the period ending March 31, 1998 assuming the acquisitions occurred on September 22, 1997, the commencement of operations for the Company:



                                                                                                   From July 10,
                                                                                                  1997 (inception)
                                                                             Year ended               Through
                                                                           MARCH 31, 1999          MARCH 31, 1998
                                                                           --------------          --------------

         Net revenues                                                        $98,605,590            $32,046,740
         Net income                                                             $101,971                 $7,883
         Net earnings per common share:
              Basic                                                               $0.006                 $0.001
              Diluted                                                             $0.006                 $0.001


         These pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on September 22, 1997, or of future results of operations.

         As a result of the acquisitions, the Company had the following non-cash activity during the year ended March 31, 1999:

     Assets acquired:

       Accounts receivable, net                                                        $    98,609
       Prepaid expenses                                                                      3,520
       Property and equipment                                                               34,655
       Goodwill                                                                          2,141,158
                                                                                         ---------
         Total assets acquired                                                           2,277,942
                                                                                         ---------

     Liabilities assumed:
       Accounts payable                                                                     84,712
       Accrued liabilities                                                                  84,180
                                                                                         ---------
         Total liabilities assumed                                                         168,892
                                                                                         ---------

     Notes payable issued                                                                  425,000

     Value of common stock issued                                                        1,604,480
                                                                                         ---------
     Net cash paid                                                                     $    79,570
                                                                                            ======



                                       15

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE L - STOCKHOLDERS' EQUITY

COMMON STOCK

         On July 10, 1997 (inception) the Company issued 9,000,000 shares of no-par value common stock for $30,000 to its founders. In December 1997, the Company sold 1,002,500 common shares for $25,062 pursuant to Rule 503 of Regulation D under the Securities Act of 1933 (commonly referred to as a "504 offering").

PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of its $0.10 par value preferred stock on terms and conditions determined by the Board of Directors at date of issuance.

SERIES A

         On February 2, 1998, the Company sold 6,750 shares of Series A preferred stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of common stock. For each share of common stock issued upon conversion of the Series A preferred stock, one warrant to purchase common stock is issued. Five warrants are exercisable to purchase one share of common stock at $.25 per share. As of March 31, 1999, all 6,750 shares of Series A preferred stock had been converted into 7,499,250 shares of common stock, and warrants exercisable to purchase 1,499,850 shares were issued and outstanding.

SERIES B

         During November and December, 1998 the Company issued 47,000 shares of Series B preferred stock ("Series B") for $470,000. Each share of Series B preferred stock is convertible into shares of common shares using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. Each share of Series B preferred stock is entitled to a $10 liquidation preference over common stockholders. The Series B preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series B preferred stock to call, redeem, and acquire any or all of the shares of Series B preferred stock at a price equal to $11.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series B preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series B preferred stock in accordance with the terms described above.

         On May 17, 1999, the Company filed Form S-1 Registration Statement under the Securities Act of 1933 to register the common shares to be issued upon conversion of the Series B preferred stock. (see Note O).

                                       16

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE L - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN

         On August 5, 1997, the shareholders of the Company adopted the 1997 Stock Option Plan ("Plan"), which provides for the granting of both incentive stock options and non-qualified options to eligible employees (including independent wholesale brokers), officers, and directors of the Company. Initially, a total of 1,000,000 shares of common stock were reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of common stock of the Company outstanding at the end of the Company's last completed fiscal year, or 1,000,000 shares, whichever is greater. For the fiscal years' beginning April 1, 1998 and April 1, 1999, the Option Pool was 1,000,000 shares and 2,038,508, respectively. The Plan is administered by the Compensation Committee of the Board of Directors or, if there is no Committee, by the Board of Directors.

         The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because APB 25, "Accounting for stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock option equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees.

         SFAS 123 pro-forma numbers are as follows:



                                                                                                From July 10, 1997
                                                                         Year ended            (inception) Through
                                                                       MARCH 31, 1999             MARCH 31, 1998
                                                                       --------------             --------------

Net income as reported under APB 25                                       $115,241                    $12,384
Net income (loss) pro forma under SFAS 123                               $(234,979)                   $10,783
Basic net income per common share-
     as reported under APB 25                                               $0.008                     $0.001
Diluted net income per common share-
     as reported under APB 25                                               $0.008                     $0.001
Basic net income (loss) per common share-
     pro forma under SFAS 123                                              $(0.017)                    $0.001
Diluted net income (loss) per common share-
     pro forma under SFAS 123                                              $(0.017)                    $0.001



                                       17

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE L - STOCKHOLDERS' EQUITY (CONTINUED)

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions:



                                                                                                From July 10, 1997
                                                                         Year ended            (inception) Through
                                                                       MARCH 31, 1999             MARCH 31, 1998
                                                                       --------------             --------------




Expected dividend yield                                                    0.00%                       0.00%

Risk-free interest rate                                                    4.67%                       5.11%

Expected volatility                                                         149%                         53%

Expected life (in months)                                                    43                          59


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options. The weighted average estimated fair value of employee stock options granted during the year ending March 31, 1999 and the period ending March 31, 1998 were $1.68 and $0.45 per share, respectively.

         During the year ending March 31, 1999 and the period ending March 31, 1998, the Company granted stock options to certain of its employees and independent wholesale brokers to purchase up to 1,361,499 and 175,000 shares, respectively, of the Company's common stock that would be restricted pursuant to Rule 144 of the SEC. These shares vest according to length of service provided that the recipient is still employed by the Company or under contract pursuant to a work-for-hire agreement as of the vesting date. The option prices range from $0.15 to $2.00. At March 31, 1999 and March 31, 1998, 1,206,499 and 0
shares, respectively, were eligible for exercise. The weighted average exercisable price was $0.94 and $0.15 for the year ended March 31, 1999 and the period ending March 31, 1998, respectively.

OTHER STOCK OPTIONS

         The Company has also granted stock options to other third parties as part of the issuance of stock, debt and in business acquisitions. Some options vest according to various agreed upon conditions; while others vested on the date granted. The price at which the options may be exercised varies from $0.32 to $5.00. At March 31, 1999 and March 31, 1998, the total outstanding options were 2,164,812 and 850,000, respectively.

                                       18

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE M - RELATED PARTY TRANSACTIONS

         During the year ended March 31, 1999 and the period ended March 31, 1998, the Company consummated a total of $486,275 and $800,000 of vehicle sales and $2,055,000 and $1,255,000 in purchase transactions with two entities owned by officers, directors and other major stockholders of the Company. At March 31, 1998, the Company had recorded in accounts receivable $37,522 due from one of these entities. Likewise at March 31, 1998, the Company had recorded an account payable of $15,999 to another related entity. At March 31, 1999, these accounts had been paid in full.

         During the period ending March 31, 1998, the Company paid $4,000 for professional services to MRM Consultants, an entity owned by an officer and director. At March 31, 1998 he was owed $11,500. At March 31, 1999, the account had been paid in full.

         On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to the Company to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of Common Stock at a price of $.75 per share. On March 26, 1999, the note was refinanced.

         Effective June 1, 1998 ANET-NM entered into a lease agreement with G & B Investments, LLC, an entity owned by two of the principals managing the Albuquerque operations. The lease terminates on May 31, 1999 but is automatically renewed unless a 30 day cancellation notice is received by either party. The lease is an operating lease whereby ANET-NM is responsible for all operating costs. The amount of the lease is $2,500 per month.

         As described in Note K, on August 20, 1998 the Company acquired Pinnacle Dealer Services ("PDS") for 300,000 restricted shares of common stock. PDS was owned by three officers of the Company. The value assigned to the transaction was $47,813.

         On March 26, 1999, the Company obtained a $3,000,000 line of credit from a financial institution. The note is due March 31, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. Messrs. Stuart, Moldenhauer, and Butterwick personally guaranteed the note. In consideration of the personal guarantees, the Company granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share.

         Pursuant to a Financial Services Agreement with Cambridge Management Associates, LLP, an entity whose managing partner became an officer of the Company on April 2, 1999, 300,000 stock options vested on March 26, 1999. The options are exercisable at $0.32 per share.

         The Company has entered into various lending arrangements with officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of the

                                       19

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE M - RELATED PARTY TRANSACTIONS (CONTINUED)

Company. As more fully detailed in Note G, at March 31, 1999 and March 31, 1998 the outstanding balance on these notes was $3,871,446 and $832,000, respectively. The total interest paid to these entities on all financing activities for the year ended March 31, 1999 and the period ended March 31, 1998 was $286,824 and $58,436, respectively.

         Related party payables at March 31, 1999 include $185,000 due to a major shareholder, normal commissions of $37,423 due to officers of ANET-NM, and $27,828 due to affiliated entities for business expenses incurred on behalf of the Company.


NOTE N - CONCENTRATIONS

         The Company is engaged primarily in one line of business - wholesale activities of used automobiles - which represents 100% of consolidated sales.

         During the year ended March 31, 1999, the Company purchased used vehicles from Canada for resale in the United States. The total amount of vehicles purchased in Canada was $3,350,955 including transportation and vehicle inspections.

         The Company utilizes independent brokers as its sales force in the purchase and sale of used vehicles. For the year ended March 31, 1999 and the period ending March 31, 1998, a significant portion of the Company's sales were generated by a few of these brokers. Consequently, loss of the services of one of more of these high volume sales producers would have had an impact upon the financial results. As the Company continues its expansion plans, any future negative results from the loss of any one broker's services will be minimized.


NOTE O  - SUBSEQUENT EVENTS

         On April 2, 1999, 200,000 options granted to an officer vested. The options are exercisable at $0.32 per share.

         On May 17, 1999 the Company filed with the Securities and Exchange Commission Form S-1 to register under the Securities Act of 1933 the common shares to be issued upon the conversion of the Series B preferred stock and certain warrants attributable to the sale of the Series B preferred stock. Once the registration becomes effective, the Company will become a reporting entity, and as such will be required to file Forms 10K, 10Q and other information documents with the Securities and Exchange Commission.

         On June 1, 1999, pursuant to the Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM, 266,667 shares of the Company's common stock that had been held in escrow were released.


                                       20

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE O  - SUBSEQUENT EVENTS (CONTINUED)

         On June 14, 1999, the Company was notified that a major client of Walden Remarketing was terminating the existing contract for remarketing services currently provided by the Company. Management is discussing new services opportunities with the client.


                                       21
                                      F-24

                     WALDEN REMARKETING - A DIVISION OF
                     WALDEN REMARKETING SERVICES, INC.
                   (FORMERLY WALDEN FLEET SERVICES, INC.)
                            FINANCIAL STATEMENTS
                 FOR THE THREE MONTHS ENDED MARCH 31, 1999
                      AND YEAR ENDED DECEMBER 31, 1998

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
TABLE OF CONTENTS
For the Three Months Ended March 31, 1999 and Year Ended December 31, 1998
--------------------------------------------------------------------------------


INDEPENDENT AUDITOR'S REPORT.................................................1

BALANCE SHEETS...............................................................2

STATEMENTS OF INCOME AND RETAINED EARNINGS...................................3

STATEMENTS OF CASH FLOWS.....................................................4

NOTES TO THE FINANCIAL STATEMENTS..........................................5-8

SCHEDULES OF OPERATING EXPENSES..............................................9

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Walden Remarketing Services, Inc.
Minneapolis, Minnesota


We have audited the accompanying balance sheets of Walden Remarketing - a division of Walden Remarketing Services, Inc. (an S corporation - formerly Walden Fleet Services, Inc.) as of March 31, 1999 and December 31, 1998, and the related statements of income and retained earnings and cash flows for the three months ended March 31, 1999 and year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walden Remarketing - a division of Walden Remarketing Services, Inc. as of March 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for the three months ended March 31, 1999 and year ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented on page 9 for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                          /s/BOECKERMANN, HEINEN & MAYER, P.A.
                                          BOECKERMANN, HEINEN & MAYER, P.A.
                                          Certified Public Accountants
Minneapolis, Minnesota
June 7, 1999

Walden Remarketing - A Division of
Walden Remarketing Services, Inc.
Balance Sheets
March 31, 1999 and December 31, 1998
--------------------------------------------------------------------------------


                                                          1999          1998
                                                       ----------    ----------
ASSETS

CURRENT ASSETS
 Cash                                                  $  45,430      $ 115,177
 Accounts Receivable                                      98,609         63,030
 Prepaid Expenses                                          4,816              0
                                                       ----------     ----------
   Total Current Assets                                $ 148,855      $ 178,207
                                                       ----------     ----------
PROPERTY AND EQUIPMENT                                 $ 107,641      $ 107,641

 Accumulated Depreciation                                (72,986)       (68,453)
                                                       ----------     ----------
   Net Property and Equipment                          $  34,655      $  39,188
                                                       ----------     ----------
TOTAL ASSETS                                           $ 183,510      $ 217,395
                                                       ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable                                      $  24,712      $  16,353
 Distributions Payable                                    60,000              0
 Accrued Expenses
   Due to Affiliated Company                              33,457         20,983
   Other                                                  50,723         43,838
                                                       ----------     ----------
   Total Current Liabilities                           $ 168,892      $  81,174
                                                       ----------     ----------
STOCKHOLDERS' EQUITY
 Common Stock, $.01 Par Value, 1,000,000
   Authorized, 800 Shares Issued and
   Outstanding                                         $       8      $       8
 Additional Paid-in Capital                                   72             72
 Retained Earnings                                        14,538        136,141
                                                       ----------     ----------
   Total Stockholders' Equity                          $  14,618      $ 136,221
                                                       ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 183,510      $ 217,395
                                                       ==========     ==========

See Accompanying Notes to the Financial Statements
--------------------------------------------------------------------------------

                                        2
                                      F-28

Walden Remarketing - A Division of
Walden Remarketing Services, Inc.
Statements of Income and Retained Earnings
For the Three Months Ended March 31, 1999 and Year Ended December 31, 1998
--------------------------------------------------------------------------------

                                                        1999       1998
                                                     ---------- -----------
REVENUE                                              $ 241,745  $  931,246

OPERATING EXPENSES                                     203,348     734,277
                                                     ---------- -----------
        OPERATING INCOME                             $  38,397  $  196,969
                                                     ---------- -----------
OTHER INCOME (EXPENSE)
      Interest Income                                $       0  $      443
      Loss on Disposal of Property and
        Equipment                                            0     (10,510)
                                                     ---------- -----------
        NET OTHER INCOME (EXPENSE)                   $       0  $  (10,067)
                                                     ---------- -----------
        NET INCOME                                   $  38,397  $  186,902

RETAINED EARNINGS, Beginning of Year                   136,141     (50,761)

DISTRIBUTIONS TO STOCKHOLDERS                         (160,000)          0
                                                     ---------- -----------
RETAINED EARNINGS, End of Year                       $  14,538  $  136,141
                                                     ========== ===========

See Accompanying Notes to the Financial Statements

--------------------------------------------------------------------------------
                                        3
                                      F-29

Walden Remarketing - A Division of
Walden Remarketing Services, Inc.
Statements of Cash Flows
For the Three Months Ended March 31, 1999 and Year Ended December 31, 1998
--------------------------------------------------------------------------------


                                                         1999           1998
                                                      ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                      $  38,397     $  186,902

      Adjustments to Reconcile Net Income to Net
         Cash Provided by Operating Activities
            Depreciation                                  4,533         22,990
            Loss on Disposal of Property and
              Equipment                                       0         10,510
            Changes in Assets and Liabilities
               Receivables                              (35,579)       107,135
               Prepaid Expenses                          (4,816)         2,132
               Accounts Payable and Accrued
                 Expenses                                27,718          7,771
                                                      ----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES             $  30,253     $  337,440
                                                      ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
      Payments on Related Party Liability             $       0     $ (300,000)
      Payments to Former Shareholder                          0        (10,000)
      Distribution to Shareholder                      (100,000)             0
                                                      ----------    -----------
NET CASH USED BY FINANCING ACTIVITIES                 $(100,000)    $ (310,000)
                                                      ----------    -----------
NET INCREASE (DECREASE) IN CASH                       $ (69,747)    $   27,440

CASH, Beginning of Year                                 115,177         87,737
                                                      ----------    -----------
CASH, End of Year                                     $  45,430     $  115,177
                                                      ==========    ===========

NONCASH INVESTING AND FINANCING ACTIVITIES

      Dividends Declared But Not Paid                 $  60,000     $        0
                                                      ==========    ===========

See Accompanying Notes to the Financial Statements
--------------------------------------------------------------------------------
                                        4

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 1999 and December 31, 1998

--------------------------------------------------------------------------------

NOTE 1:     NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
Walden Remarketing Services, Inc., which changed its name from Walden Fleet Services, Inc. on March 31, 1999, consists of three divisions performing the following activities: 1) provides customized vehicle remarketing services primarily to institutional accounts, 2) provides floor plan loans to automobile dealers, and 3) leases fleets of vehicles to daily rental car operators. These financial statements represent only the financial position and operations of Walden Remarketing - a division of Walden Fleet Services, Inc. which derives its revenues from auctions throughout the United States.

This summary of significant accounting policies of Walden Remarketing - a division of Walden Remarketing Services, Inc. (the "Division") is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
The Division considers all highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. At times, cash may be in excess of FDIC insurance limits.

ACCOUNTS RECEIVABLE
The Division uses the allowance method to account for bad debts. This method provides allowances for doubtful receivables equal to the estimated losses that will be incurred in the collection of receivables. The balance was $0 at March 31, 1999 and December 31, 1998.


--------------------------------------------------------------------------------
                                        5
                                      F-31

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 1999 and December 31, 1998

--------------------------------------------------------------------------------



NOTE 1: NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT
Property and equipment consists of computer equipment and furniture and is stated at cost. Depreciation is provided using straight-line and accelerated methods based on the following estimated useful lives:


                                                            Amount
                                                    -----------------------
                                                    March 31,  December 31,
               Category                    Lives      1999         1998
-------------------------------------- ------------ ---------- ------------
Computer Equipment and Software
 - at Cost                               5 years    $ 105,097  $   105,097
Furniture - at Cost                      7 years        2,544        2,544
                                                    ---------- ------------
                                                    $ 107,641  $   107,641
Accumulated Depreciation                              (72,986)     (68,453)
                                                    ---------- ------------
                                                    $  34,655  $    39,188
                                                    ========== ============

ADVERTISING COSTS
The Division charges advertising costs to operations when incurred. Advertising expense incurred for the three months ended March 31, 1999 and year ended December 31, 1998 was $29,837 and $128,734, respectively.

INCOME TAXES
Walden Remarketing Services, Inc., by unanimous consent of its shareholders, has elected to be treated as a "Small Business Corporation" for income tax purposes under Subchapter "S" of the Internal Revenue Code and a similar section in the State Code effective in 1995. In accordance with the provisions of such election, the Company's income and losses are passed through to its shareholders who will pay all income taxes on corporate earnings; accordingly, no provision for income taxes has been made.

PRESENTATION
The financial statements of the Division as of March 31, 1999 and for the three months then ended represent balances immediately before the March 31, 1999 merger (see Note 5).

--------------------------------------------------------------------------------
                                        6
                                      F-32

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 1999 and December 31, 1998
--------------------------------------------------------------------------------

NOTE 2:     RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Division engages in transactions with various affiliated companies related through common management and ownership.

For the three months ended March 31, 1999 and year ended December 31, 1998, approximately $110,000 and $408,000, respectively, for salaries, rent and a substantial portion of other administrative expenses were paid for by an affiliate and were reimbursed by the Division. The Division's operating leases for facilities and equipment are all with related companies. No leases are longer than one year. Rental expense for the three months ended March 31, 1999 and year ended December 31, 1998 was $16,752 and $64,329, respectively.

Due to/from affiliate consists of cash advances and outstanding balances for intercompany expense allocations.

Interest is not charged on related party balances.

Walden Remarketing Services, Inc. may benefit from management personnel of affiliated companies. During the three months ended March 31, 1999 and year ended December 31, 1998, no expenses related to management personnel have been recorded for the Division.


NOTE 3:     EMPLOYEE BENEFIT PLAN

Walden Remarketing Services, Inc. co-sponsors a defined contribution retirement plan with a group of affiliated companies. Participation in the plan is available to all employees who meet specified age and service requirements. The Division matches employee contributions within certain limitations. The Division's matching contribution expense was $424 for the three months ended March 31, 1999 and $1,668 for the year ended December 31, 1998.


NOTE 4:     INTERDIVISIONAL RECORDKEEPING

As described in Note 1, Walden Remarketing Services, Inc. consists of three distinct operating divisions which record their operations independently; however, certain expenses that affect more than one division are allocated based on management's judgment. Wages and related personnel costs are charged to each division based on actual amounts for those employees working specifically for that division. Wages for those employees who work for all divisions, mostly clerical, have been estimated and allocated based on management's judgment. Also, because Walden Remarketing Services, Inc. started as a remarketing company, all of the common stock is shown in this division.


--------------------------------------------------------------------------------
                                        7
                                      F-33

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS
March 31, 1999 and December 31, 1998
--------------------------------------------------------------------------------

NOTE 5:     OWNERSHIP CHANGE

On March 30, 1999, Walden Remarketing Services, Inc. ("Walden") declared a distribution to the shareholder of record of all assets and liabilities not relating to the remarketing business (this represents the floor plan and leasing divisions). On March 31, 1999, Walden, a Minnesota corporation, entered into a merger agreement with Auto Network Group, Inc., an Arizona corporation, as the surviving corporation, via a statutory merger pursuant to Internal Revenue Code
Section 368(a)(1)(A).


NOTE 6:     CONCENTRATION OF RISK AND MAJOR CUSTOMERS

Principally all of the Division's revenues are from two customers. A vendor agreement exists, which was extended through July 31, 1999, for one customer. Per correspondence dated June 11, 1999, the customer has notified the Division of their intent to discontinue the relationship effective August 31, 1999. Revenue earned per the agreement was $32,500 monthly with this customer. A motor vehicle remarketing agreement exists, which was extended through March 31, 2000, for the other customer, which identifies how revenues are earned.

The accounts receivable balance at March 31, 1999 consists of amounts due from the Division's two major customers. They represent 67% and 33% of the accounts receivable balance.

The accounts receivable balance at December 31, 1998 was 100% due from one of the Division's two major customers.


NOTE 7:     COMMITMENTS AND CONTINGENCIES

Walden Remarketing Division may be contingently liable for certain liabilities of the floor plan and leasing divisions (formerly Walden Fleet Services, Inc. - see Note 5).

--------------------------------------------------------------------------------
                                        8

WALDEN REMARKETING - A DIVISION OF
WALDEN REMARKETING SERVICES, INC.
SCHEDULES OF OPERATING EXPENSES
For the Three Months Ended March 31, 1999 and Year Ended December 31, 1998
--------------------------------------------------------------------------------



                                               1999               1998
                                         -----------------  -----------------
                                                     % of              % of
                                           Amount   Sales    Amount    Sales
                                         ---------- ------  ---------  ------
OPERATING EXPENSES
  Advertising                            $ 29,837    12.3    $128,734   13.8
  Contributions                                 0     0.0       3,700    0.4
  Delivery                                  1,532     0.6       8,192    0.9
  Depreciation                              4,533     1.9      22,990    2.5
  Insurance                                 3,662     1.5      16,475    1.8
  Meals and Entertainment                   3,960     1.6      14,364    1.5
  Miscellaneous                               364     0.2       4,172    0.4
  Office Supplies                           1,191     0.5       5,066    0.5
  Postage                                   1,903     0.8      10,828    1.2
  Printing                                    119     0.0         189    0.0
  Rent - Building                           9,000     3.7      36,000    3.9
  Rent - Equipment                          7,752     3.2      28,329    3.0
  Repairs and Maintenance                     937     0.4       3,339    0.4
  Retirement Plan                             424     0.2       1,668    0.2
  Salaries and Wages                       85,116    35.2     303,678   32.6
  Taxes - Payroll                           6,297     2.6      20,408    2.2
  Telephone                                 9,486     3.9      35,491    3.8
  Travel                                   36,696    15.2      83,652    9.0
  Vehicle                                     539     0.2       7,002    0.8
                                         --------    ----    --------   ----
   Total Operating Expenses              $203,348    84.1    $734,277   78.8
                                         ========    ====    ========   ====





--------------------------------------------------------------------------------
                                        9
                                      F-35

AUTOTRADECENTER.COM, INC.
PRO FORMA INCOME STATEMENT
FOR THE YEAR ENDED MARCH 31, 1999
(UNAUDITED)


                                              HISTORICAL STATEMENTS
                                       -----------------------------------
                                                               WALDEN
                                          AUTOTRADE-         REMARKETING        PRO FORMA          PRO FORMA
                                       CENTER.COM, INC.    SERVICES, INC.      ADJUSTMENTS          RESULTS


Net sales                               $    97,665,410           940,180               -    $    98,605,590
Cost of sales                                93,411,919           513,994               -         93,925,913
                                        --------------------------------------------------------------------
         Gross profit                         4,253,491           426,186               -          4,679,677


Selling, general and
     administrative expense                   3,735,578           237,545  (a)    198,538          4,147,160
                                                                           (d)    (24,501)

         Income from operations                 517,913           188,641        (174,037)           532,517
                                        --------------------------------------------------------------------

Other income (expense)                           70,686         (10,067)   (c)     10,510             71,129
Interest expense                               (416,779)                   (b)    (35,417)          (452,196)
                                        --------------------------------------------------------------------
                                               (346,093)        (10,067)          (24,907)          (381,067)
                                        --------------------------------------------------------------------

         Income before
              income taxes                      171,820           178,574         198,944            151,450

Income tax expense                               56,579               -    (e)     (7,100)            49,479
                                        --------------------------------------------------------------------

         Net income                     $       115,241           178,574         191,844    $       101,971
                                        ====================================================================


Basic earnings per share                $          .008                                      $          .006
                                        ===============                                      ===============

Diluted earnings per share              $          .008                                      $          .006
                                        ===============                                      ===============


Weighted average shares outstanding for:

     Basic earnings per share                13,726,397                                           15,776,397
                                        ===============                                      ===============

     Dilated earnings per shares             22,826,745                                           24,876,745
                                        ===============                                           ==========

AUTOTRADECENTER.COM, INC.
NOTES TO THE PRO FORMA INCOME STATEMENT
MARCH 31, 1999



NOTE 1.  DESCRIPTION OF THE TRANSACTION

As of March 31, 1999, AutoTradeCenter.com., Inc. (the Company) acquired Walden Remarketing Services, Inc. (Walden Remarketing), a Minnesota Corporation, by issuing to the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000 and promissory notes in the aggregate principal amount of $425,000.


NOTE 2.  PRO FORMA PRESENTATION

The Pro Forma presentation shows the estimated results of operations for the year ended March 31, 1999, had the two entities been combined as of April 1, 1998. The presentation does not include the effects of any increase in sales that may have resulted due to the combination.

A description of the proforma adjustments is as follows:

      a. Add the amortization of goodwill acquired and amortized over 10 years.

      b. Add interest expense for the promissory notes issued as part of the acquisition.

      c. Remove the loss on disposal of Walden Remarketing assets that is considered nonrecurring.

      d. Remove administrative expenses that are expected to be redundant when the entities' operations are combined.

      e. Adjust income tax expenses for the effects of the combination.

                           [BACK COVER OF PROSPECTUS]


         Dealer Prospectus Delivery Obligation

         Until _____________, 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:


         Securities and Exchange Commission filing fee........$214.92
         Accounting fees and expenses.........................
         Blue sky fees and expenses...........................
         Legal fees and expenses..............................
         Transfer agent fees and expenses.....................
         Printing expenses....................................
         Miscellaneous expenses...............................


         Total................................................$

         All amounts are estimates except the SEC filing fee and NASD filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.


ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         Since the registrant's inception, it has issued and sold securities which were not registered under the Securities Act of 1933, as follows:

COMMON STOCK:

   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   8/97       Jeff Erskine, Mike Stuart, Mark       9,000,000 shares      $.003333 per share        $30,000 cash
                 Moldenhauer, Joe Seaverns,
               Candy Seaverns, Victor Felice
                    and John Carrante


   12/97     34 persons who were associates or      1,002,500 shares       $0.025 per share        $25,062.50 cash
                   acquaintances of Mark
                 Moldenhauer and who have
                  previously invested in
                  this type of offering


2/98 - 3/99      Eastlane Trading Limited,       7,499,250 shares (and      Conversion of 6,750 shares of Series A
                  Silhouette Investments              warrants to                      Preferred Stock
                   Ltd., and Flagstone                 purchase
                     Automotive Inc.              1,499,850 shares at
                                                    $.25 per share)



                                      II-1

   3/99            Shareholders of Walden           2,050,000 shares          These shares were issued in exchange for
                  Remarketing Services, Inc.                               the shares of Walden Remarketing Services, Inc.


   4/99                M&A West, Inc.                100,000 shares         $2.00 per share         $200,000 cash


         No underwriters were used in the above transactions. The registrant relied upon the exemption from registration contained in Section 4(2) as to the first transaction and acquisition of Walden Remarketing Services, and Rule 504 as to the other transactions. With regard to the first transaction for founders' stock and Walden Remarketing Services acquisition, the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.

SERIES A PREFERRED STOCK:

   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   2/98           Eastlane Trading Limited            6,750 shares          $100 per share          $675,000 cash


         No underwriters were used in the above transaction. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchaser was deemed to be sophisticated with respect to this investment in securities of the registrant by virtue of its financial condition and previous investment experience. A restrictive legend was placed on the stock certificates evidencing the Series A Preferred Stock.

SERIES B PREFERRED STOCK:
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
  11/98 -    3 accredited and 1 non-accredited       47,000 shares           $10 per share          $470,000 cash
   12/98     investors


         The registrant entered into a Consulting Agreement with Anthony & Company, Inc. dba Anthony Advisors (the "Consultant"). Under the terms of the Consulting Agreement, the registrant appointed the Consultant as its exclusive agent for the purpose of introducing to the registrant persons interested in investing in the Series B Preferred Stock. The Consultant was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant agreed to pay the Consultant a fee of $440,000 and warrants to purchase up to 300,000 shares of the registrant's Common Stock at $.50 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.


ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following documents are filed as exhibits to this registration statement:


  REGULATION S-K
      NUMBER       DOCUMENT

       2.1         Agreement  and Plan of  Reorganization  between Auto Network  Group,  Inc. and Walden  Remarketing Services,
                   Inc.*<F1>
       3.1         Articles of Incorporation, as amended*<F1>
       3.2         Bylaws*<F1>
       4.1         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA, Regarding
                   Series A Preferred Stock*<F1>
       4.2         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA, Regarding
                   Series B Preferred Stock*<F1>
       4.3         Warrant to Purchase Common Stock Issued to Anthony & Company, Inc.*<F1>
       5.1         Opinion regarding legality*<F1>
      10.1         Stock Option Plan*<F1>
      10.2         Evelyn Felice loan documents*<F1>

                                      II-2

  REGULATION S-K
      NUMBER       DOCUMENT

      10.3         Mark Moldenhauer loan documents*<F1>
      10.4         Pinnacle Financial Corporation loan documents*<F1>
      10.5         Eastlane Trading Limited loan documents*<F1>
      10.6         Norwest Bank loan documents*<F1>
      10.7         Mike and Debbie Stuart loan documents*<F1>
      10.8         Purchase of Goodwill Agreement with JBS, LLC*<F1>
      10.9         Promissory Notes used for acquisition of Walden Remarketing Services, Inc.
      10.10        Consulting Agreement with Dennis E. Hecker dated April 20, 1999*<F1>
      10.11        Non-Qualified Stock Option Agreement with Dennis E. Hecker dated April 20, 1999*<F1>
      10.12        Sample "Work for Hire Agreement"
      10.13        Agreement with Auction Finance Group, Inc.
      10.14        Promissory  Note from Auto Network  Group of New Mexico,  Inc. to Pinnacle  Financial  Corporation dated
                   May 13, 1999
      10.15        Secured Promissory Note from Autotradecenter.com Inc. to Mark Moldenhauer dated June 22, 1999
      10.16        Secured  Promissory Note from  Autotradecenter.com  Inc. to Pinnacle  Financial  Corporation dated June 22, 1999
       21          Subsidiaries of the registrant*<F1>
      23.1         Consent of Price Kong & Company, P.A.
      23.2         Consent of Neff & Ricci, LLP
      23.3         Consent of Dill Dill Carr  Stonbraker & Hutchings,  P.C.  (incorporated  by reference into Exhibit 5.1)
       27          Financial Data Schedule
      99.1         Schedule Re: Valuation and Qualifying Accounts - Year Ended March 31, 1999

<F1>
*Filed previously

         (b) The following financial statement schedules are filed with this registration statement: None


ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 19, 1999.

                                           AUTOTRADECENTER.COM INC.


                                           By: /S/ MIKE STUART
                                                   Mike Stuart, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                TITLE                                         DATE

                                         President and a director
/s/ MIKE STUART                          (Principal Executive Officer)                 July 19, 1999
Mike Stuart

                                         Vice President, Secretary and a
/s/ MARK MOLDENHAUER                     Director                                      July 19, 1999
Mark Moldenhauer

                                         Treasurer
                                         (Principal Financial and Accounting
/s/ ROGER L. BUTTERWICK                   Officer)                                     July 19, 1999
Roger L. Butterwick